KERR-McGEE CORPORATION


                     --------------------------------------

                              $250,000,000 364-DAY

                           REVOLVING CREDIT AGREEMENT


                          Dated as of February 26, 1999

                     ---------------------------------------


                              ROYAL BANK OF CANADA,
                      as Administrative Agent and Arranger

                                       and

                   The Lenders Now or Hereafter Parties Hereto

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                                TABLE OF CONTENTS
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                                                                                       Page


ARTICLE IDefinitions......................................................................1
         SECTION 1.01.  Defined Terms.....................................................1
         SECTION 1.02.  Classification of Loans and Borrowings...........................16
         SECTION 1.03.  Other Terms......................................................16
         SECTION 1.04.  Accounting Terms; GAAP...........................................17
         SECTION 1.05.  Euros as Payment for National Currencies.........................17
         SECTION 1.06.  Calculation of Dollar Equivalent Amounts.........................17

ARTICLE IIThe Credits....................................................................17
         SECTION 2.01.  Commitments......................................................17
         SECTION 2.02.  Loans and Borrowings.............................................18
         SECTION 2.03.  Requests for Revolving Borrowings................................18
         SECTION 2.04.  Funding of Borrowings............................................19
         SECTION 2.05.  Interest Elections...............................................20
         SECTION 2.06.  Termination or Reduction of Commitments..........................21
         SECTION 2.07.  Repayment of Loans; Evidence of Debt.............................21
         SECTION 2.08.  Prepayment of Loans..............................................22
         SECTION 2.09.  Fees.............................................................23
         SECTION 2.10.  Interest.........................................................24
         SECTION 2.11.  Alternate Rate of Interest.......................................25
         SECTION 2.12.  Illegality; Increased Costs......................................27
         SECTION 2.13.  Break Funding Payments...........................................28
         SECTION 2.14.  Taxes............................................................28
         SECTION 2.15.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs......30
         SECTION 2.16.  Mitigation Obligations; Replacement of Lenders...................32
         SECTION 2.17.  Foreign Available Amount Designation.............................32
         SECTION 2.18.  Extension of Stated Revolving Loan Maturity Date.................32
         SECTION 2.19.  Addition or Termination of Subsidiary Borrowers..................33
         SECTION 2.20.  Change in Control................................................34
         SECTION 2.21.  Conversion to Term Loans.........................................34

ARTICLE IIIRepresentations and Warranties................................................34
         SECTION 3.01.  Corporate Existence and Power....................................35
         SECTION 3.02.  Corporate and Governmental Authorization; No Contravention.......35
         SECTION 3.03.  Binding Effect...................................................35
         SECTION 3.04.  Financial Information............................................35
         SECTION 3.05.  Litigation.......................................................36
         SECTION 3.06.  Compliance with ERISA............................................36
         SECTION 3.07.  Environmental Matters............................................36
         SECTION 3.08.  Taxes............................................................37
         SECTION 3.09.  Investment Company Act...........................................37
         SECTION 3.10.  Public Utility Holding Company Act...............................37
         SECTION 3.11.  Use of Proceeds..................................................37
         SECTION 3.12.  Disclosure.......................................................37
         SECTION 3.13.  Year 2000 Compliance.............................................37
         SECTION 3.14.  Material Subsidiaries............................................38

ARTICLE IVConditions.....................................................................38
         SECTION 4.01.  Effective Date...................................................38
         SECTION 4.02.  Each Credit Event................................................39

ARTICLE VAffirmative Covenants...........................................................40
         SECTION 5.01.  Information......................................................40
         SECTION 5.02.  Payment of Taxes.................................................41
         SECTION 5.03.  Insurance........................................................42
         SECTION 5.04.  Conduct of Business and Maintenance of Existence.................42
         SECTION 5.05.  Compliance with Laws.............................................42
         SECTION 5.06.  Compliance with Environmental Laws...............................42
         SECTION 5.07.  Use of Proceeds..................................................43
         SECTION 5.08.  Notice of Changed Credit Rating..................................43
         SECTION 5.09.  Subsidiary Borrowers.............................................43
         SECTION 5.10.  Year 2000 Compliance.............................................43

ARTICLE VINegative Covenants.............................................................43
         SECTION 6.01.  Compliance with ERISA............................................43
         SECTION 6.02.  Limitation on Secured Debt.......................................44
         SECTION 6.03.  Consolidations, Mergers and Sales of Assets......................45
         SECTION 6.04.  Transactions with Affiliates.....................................46

ARTICLE VIIGuaranty......................................................................46
         SECTION 7.01.  The Guaranty.....................................................46
         SECTION 7.02.  Bankruptcy.......................................................47
         SECTION 7.03.  Nature of Liability..............................................47
         SECTION 7.04.  Independent Obligation...........................................47
         SECTION 7.05.  Authorization....................................................47
         SECTION 7.06.  Subordination....................................................48
         SECTION 7.07.  Waiver...........................................................48
         SECTION 7.08.  Legal Limitations of Liability...................................49
         SECTION 7.09.  Discharge Only Upon Payment......................................49
         SECTION 7.10.  Subrogation......................................................49

ARTICLE VIIIEvents of Default............................................................50

ARTICLE IXThe Administrative Agent.......................................................52

ARTICLE XMiscellaneous...................................................................54
         SECTION 10.01.  Notices.........................................................54
         SECTION 10.02.  Waivers; Amendments.............................................54
         SECTION 10.03.  Expenses; Indemnity; Damage Waiver..............................55
         SECTION 10.04.  Successors and Assigns..........................................56
         SECTION 10.05.  Survival........................................................58
         SECTION 10.06.  Counterparts; Integration; Effectiveness........................58
         SECTION 10.07.  Severability....................................................59
         SECTION 10.08.  Right of Setoff.................................................59
         SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of Process......59
         SECTION 10.10.  WAIVER OF JURY TRIAL............................................60
         SECTION 10.11.  Headings........................................................60
         SECTION 10.12.  Confidentiality.................................................60
         SECTION 10.13.  Currency Indemnity..............................................60
         SECTION 10.14.  Subsidiary Borrower Several Obligations.........................61
         SECTION 10.15.  Joint and Several Obligations of the Company....................61
         SECTION 10.16.  Interest Rate Limitation........................................62
         SECTION 10.17.  International Banking Facilities................................62



SCHEDULES:

Schedule A -- Commitments
Schedule B -- Pricing Schedule
Schedule C -- Notice Schedule
Schedule 3.14 -- Material Subsidiaries

EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance Exhibit B-1 -- Form of Opinion of Russell G. Horner, Jr. Exhibit B-2 -- Form of Opinion of Simpson Thacher & Bartlett Exhibit C -- Form of Joinder Agreement Exhibit D -- Form of Cash Collateral Account Agreement Exhibit E -- Form of Auditor's Certificate





                           REVOLVING CREDIT AGREEMENT


         THIS REVOLVING CREDIT AGREEMENT is dated as of February 26, 1999, by and among KERR-McGEE CORPORATION, a Delaware corporation (the "Company"), the Subsidiary Borrowers parties hereto, the Lenders now or hereafter parties hereto, and ROYAL BANK OF CANADA ("RBC"), as Administrative Agent.

         IT IS AGREED by the parties hereto as follows:


                                    ARTICLE I

                                   Definitions

         SECTION  1.01.  Defined   Terms.  As  used   in   this  Agreement,  the
following  terms  have  the  meanings specified below:

         "ABN Facility A" means Facility A of and as defined in the Amended and Restated Credit Agreement dated as of April 28, 1997 (as amended April 26, 1998) with the Company and Kerr-McGee Oil (U.K.) PLC as Borrowers, the banks, and ABN AMRO Bank N.V. as Agent.

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Adjusted CD Rate" means, with respect to any Dollar Borrowing based on the Fixed CD Rate for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (a) the Fixed CD Rate for such Interest Period multiplied by the Reserve Rate, plus (b) the Assessment Rate.

         "Adjusted EURIBOR" means, with respect to any Euro Borrowing or NC Borrowing based on EURIBOR, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the sum of (a) EURIBOR applicable to Euro deposits for such Interest Period multiplied by the Reserve Rate, plus (b) the Associated Costs Rate.

         "Adjusted Eurodollar LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the sum of (a) the LIBO Rate applicable to Eurodollar deposits for such Interest Period multiplied by the Reserve Rate, plus (b) the Associated Costs Rate.

         "Adjusted Sterling LIBO Rate" means, with respect to any Sterling Borrowing based on the LIBO Rate for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the sum of (a) the LIBO Rate applicable to Sterling deposits for such Interest Period multiplied by the Reserve Rate, plus (b) the Associated Costs Rate.

         "Administrative Agent" means RBC, in its capacity as administrative agent for the Lenders hereunder.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Agency Account" means the account of the Administrative Agent as specified by the Administrative Agent in the relevant payment notice to the Person by whom such payment is to be made.

         "Agreed Currency" has the meaning ascribed thereto in Section 10.13.

         "Agreement"  means  this  Revolving  Credit   Agreement,   as  amended,
modified, supplemented or restated from time to time.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Royal Bank Prime Rate and (ii) the sum of one-half of one percent per annum plus the Federal Funds Effective Rate for such day.

         "Alternate Currency" means Sterling, Euro or any National Currency.

         "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentage for any Lender shall be the percentage of the total Credit Exposure of all Lenders represented by such Lender's Credit Exposure, in each case as of the date of determination.

         "Applicable Rate" means, for any day, with respect to any EURIBOR Loan or LIBOR Loan, or with respect to the facility fees or utilization fees payable hereunder, as the case may be, the applicable rate per annum set forth in the Pricing Schedule.

         "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "A" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in Dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

         "Associated Costs Rate" means, in relation to each Loan or Borrowing denominated in an Alternate Currency and each Eurodollar Loan or Borrowing, the percentage rate from time to time determined by the Administrative Agent or by any Lender (with written notice thereof to the Administrative Agent and the Company) as reflecting the cost, loss or difference in return which would be suffered or incurred by the Administrative Agent (if it funded such Loan or Borrowing) or by such Lender with respect to such Loan or Borrowing as a result of:

         (a) funding any special deposit, cash ratio deposit or other reserve required to be placed with the Bank of England (or any other
         Governmental Authority which replaces all or any of its functions); and/or

         (b) any charge or other reserve requirement imposed by the Financial Services Authority of the United Kingdom (or any other Governmental Authority which replaces all or any of its functions); and/or

         (c) any charge or other reserve requirement imposed by the European Central Bank, the Governing Council thereof or the European System of Central Banks (or any other Governmental Authority which replaces all or any of such Persons' functions)

in respect of eligible liabilities (assuming these to be in excess of any stated minimum) or any similar concept, which relate to funding such Loan or Borrowing or which has or would have the effect of reducing the rate of return of the Administrative Agent (if it funded such Loan or Borrowing) or of such Lender with respect to such Loan or Borrowing. As used in this definition, "eligible liabilities" shall have the meaning ascribed to it by the Bank of England Act 1998 or by the Bank of England (as may be appropriate) at the time of determination.

         "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Loan Maturity Date and the date of termination of the Commitments.

         "Benefit Liabilities" has the meaning as defined in Section 4001(a)(16) of ERISA.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower"   means  the  Company  or  any  Subsidiary   Borrower,   and
"Borrowers" means collectively the Company and the Subsidiary Borrowers.

         "Borrowing" means Loans of the same Type, made, converted or continued on the same date, in the same currency, and, in the case of CD Loans, EURIBOR Loans or LIBOR Loans, as to which a single Interest Period is in effect.

         "Borrowing Request" means a request by any Borrower, for a Revolving Borrowing in accordance with Section 2.03.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York and London, England are authorized or required by law to remain closed, unless such term is used in connection with (i) a CD Borrowing or an ABR Borrowing, in which case such day shall be a Business Day if commercial banks are open for business in New York City, New York, and (ii) a National Currency Borrowing or Euro Borrowing for which funds are to be paid or made available in such National Currency or in Euros on such day, in which case such day shall not be a Business Day unless commercial banks are open for international business (including dealing in deposits in such National Currency or in Euros, as the case may be) in New York City, New York, London, England, and the place where such funds are to be paid or made available.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash Collateral Account Agreement" shall mean each Cash Collateral Account Agreement entered into pursuant to Section 2.08(c), each such agreement substantially in the form of Exhibit D.

         "CD", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted CD Rate.

         "Change in Control" means (a) the acquisition by any Person or two or more Persons acting as a group (within the meaning Rule 13d-3 of the Securities Exchange Act of 1934) of greater than 40% of the outstanding Voting Stock of the Company or (b) any merger or consolidation to which the Company is a party, or the transfer, conveyance or lease of all or substantially all of the assets of the Company to another Person, if immediately following such merger, consolidation, transfer, conveyance or lease a majority of the directors of the surviving corporation (or the corporation that is the beneficial owner of the assets transferred or conveyed or the lessee of the assets leased) are other than Continuing Directors or (c) the Company ceases to own, directly or indirectly, 100% of the capital stock of each Subsidiary Borrower. "Continuing Director" means a member of the board of directors of the Company who either (i) was a member of such board of directors on the date hereof or (ii) was designated (before initial election as a director) as a Continuing Director by a majority of the then Continuing Directors or (iii) was nominated or appointed to such board of directors by a majority of the then Continuing Directors.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans.

         "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor statute, together with all regulations and interpretations thereof or thereunder by the United States Internal Revenue Service (or any successor).

         "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to convert the Revolving Loans outstanding on the Revolving Loan Maturity Date to Term Loans, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment under the Agreement is set forth on Schedule A, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial amount of the Lenders' Commitments to make Loans hereunder is $250,000,000 in the aggregate at any one time of Dollar Borrowings and the Dollar Equivalent of Alternate Currency Borrowings at such time.

         "Commitment Expiration Date" with respect to a Non-Extending Lender, has the meaning ascribed thereto in Section 2.18.

         "Company" means Kerr-McGee Corporation, a Delaware corporation.

         "Consolidated Subsidiary" means, at any date, any Subsidiary of the Company or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

         "Consolidated Tangible Net Worth" means at any date the consolidated Stockholders' Equity of the Company and its Consolidated Subsidiaries less their consolidated Intangible Assets plus the aggregate amount of non-cash write downs, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within 12 months after the acquisition of such business) subsequent to December 31, 1997 in the book value of any asset owned by the Company or a Subsidiary of the Company, and (ii) all unamortized debt discount and expense (to the extent, if any, recorded as an unamortized deferred charge), unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans.

         "Debt Leverage Ratio" means, on any day, the ratio of (a) the Total Indebtedness of the Company and its Subsidiaries on a consolidated basis as of the date of determination to (b) EBITDAX for the Rolling Period ending on the last day of the most recent Fiscal Quarter as of the date of determination.

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Dollars" and "$" mean United States Dollars, and "Dollar" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are denominated in United States Dollars.

         "Dollar Equivalent" means the amount of Dollars equivalent to a given amount of an Alternate Currency determined by using the quoted spot rate at which the Administrative Agent offers to exchange Dollars for such Alternate Currency in New York City at 10:00 a.m. (New York City time) on the date of determination.

         "Domestic Available Amount" means the aggregate amount of Loans available to the Company and the Domestic Subsidiary Borrowers under this Agreement, which amount shall not at any time exceed the Lenders' total aggregate Commitments less the Foreign Available Amount. The initial Domestic Available Amount is $165,000,000 of availability in the aggregate at any one time of Dollar Borrowings and the Dollar Equivalent of Alternate Currency Borrowings at such time.

         "Domestic Subsidiary Borrower" means, as of the date hereof, Kerr-McGee Credit LLC, together with any of the Company's Subsidiaries designated as a "Domestic Subsidiary Borrower" pursuant to and in accordance with Section 2.19(a), other than any such Subsidiary that ceases to be a Subsidiary Borrower pursuant to and in accordance with Section 2.19(c).

         "Duff & Phelps" means Duff & Phelps Credit Rating Co.

         "EBITDAX" means, as to the Company and its Subsidiaries on a consolidated basis and for any period, without duplication, the amount equal to net income determined in accordance with GAAP, plus to the extent deducted from net income, Interest Expense, depreciation, oil and gas exploration expenses, including, without limitation, dry-hole costs, deferred management fees permitted under Section 6.06, other non-cash expenses, and income and state franchise tax expenses; provided, that, extraordinary gains or losses for any such period, including but not limited to gains or losses on the disposition of assets, shall not be included in EBITDAX.

         "EC Treaty" means the Treaty establishing the European Community (signed in Rome on March 25, 1957), as amended by the Treaty on European Union (signed in Maastricht on February 7, 1992), as further amended or supplemented from time to time.

         "Effective  Date" means the date on which the  conditions  specified in
Section 4.01 are satisfied (or waived in accordance with Section 10.02).

         "Effective Modification Date" means the date on which the Existing Agreement shall have been amended, modified, restated, or replaced to the satisfaction of the Administrative Agent so that the provisions corresponding to the definitions of Indebtedness Threshold, ERISA Obligations Threshold, Material Financial Obligations and Final Judgment Threshold as set forth therein are substantively identical to those set forth herein and to be effective on and after the Effective Modification Date.

         "EMU Legislation" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by the European Council, the Participating Member States or other Governmental Authority of the European Union, relating in any way to the Euro and the European Economic and Monetary Union.

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary of the Company directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company (and other ERISA Affiliates), is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         "ERISA  Obligation   Threshold"  means  (a)  $5,000,000  prior  to  the
Effective Modification Date and (b) $50,000,000 on and after the Effective Modification Date.

         "EURIBOR" means, on any day, the rate appearing on Page 248 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Euro deposits in the Euro-zone interbank market) at approximately 11:00 a.m., Brussels time, two TARGET Business Days prior to such day, as the average rate for time deposits in Euros offered in the Euro-zone interbank market as calculated by the Banking Federation of the European Union and the Financial Market Association. In the event that such rates are not available at such time for any reason, then
"EURIBOR" shall mean, for any day, an interest rate per annum equal to the Euro-zone interbank market offering rate for time deposits of 5,000,000 Euros designated as "EURIBOR" and sponsored jointly by the Banking Federation of the European Union and the Financial Market Association (or such rate as designated by any company established or designated by such joint sponsors for the purposes of compiling and publishing such rate). "EURIBOR", when used in reference to any Loan or Borrowing, indicates that such Loan, or the Loans comprising such Borrowing, are denominated in either Euros or a National Currency and bearing interest at a rate determined by reference to Adjusted EURIBOR.

         "Euro" means the lawful single currency of Participating Member States of the European Union adopted in accordance with the EC Treaty and, when used in reference to any Loan or Borrowing, indicates that such Loan, or the Loans comprising such Borrowing, are denominated in such currency.

         "Eurodollar", when used in reference to any Loan or Borrowing, indicates that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Eurodollar LIBO Rate.

         "European Council" means the council of 15 member states of the European Union.

         "European Union" means the European Union established under the EC Treaty.

         "Euro-zone" means the region comprised of the Participating Member States.

         "Event of  Default" has  the  meaning  assigned to such term in Article
VIII.

         "Existing Agreement" means the Amended and Restated Credit Agreement for $325,000,000 dated as of December 4, 1996 (as amended) with the Company and Kerr-McGee Credit LLC, as borrowers, the banks, and Morgan Guaranty Trust Company of New York as agent.

         "Extension Request" shall have the meaning ascribed thereto in Section 2.19.

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the United States Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter" means the letter agreement dated February 25, 1999, regarding fees, executed by RBC in its capacity as the Administrative Agent and accepted and agreed to by the Company, as amended or modified from time to time.

         "Final Judgment Threshold" means a final judgment in the aggregate amount of (a) $10,000,000 prior to the Effective Modification Date and (b) $50,000,000 on or after the Effective Modification Date.

         "Final Maturity Date" means, if the Revolving Loans are converted to Term Loans pursuant to Section 2.21, then with respect to any Term Loan, the date that is two years from the Revolving Loan Maturity Date as of the time of such conversion.

         "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of any Person.

         "Fiscal Quarter" shall mean the fiscal quarter of the Company, ending on the last day of each March, June, September and December of each year.

         "Fixed CD Rate" means, with respect to any CD Borrowing for any Interest Period, the arithmetic average (rounded upwards, if necessary, to the next 1/100 of 1%) of the prevailing rates per annum bid at or about 10:00 a.m., New York City time, to the Administrative Agent on the first Business Day of such Interest Period by three negotiable certificate of deposit dealers of recognized standing selected by the Administrative Agent for the purchase at face value of negotiable certificates of deposit of major United States money center banks in a principal amount of $5,000,000 and with a maturity comparable to such Interest Period.

         "Foreign Available Amount" means the aggregate amount of Loans available to the Foreign Subsidiary Borrowers under this Agreement, which amount shall equal initially $85,000,000 of availability in the aggregate at any time of Dollar Borrowings and the Dollar Equivalent of Alternate Currency Borrowings at such time. The Foreign Available Amount may be increased or decreased from time to time at the option of the Company pursuant to the terms of Section 2.17; provided, however, that the Foreign Available Amount shall not at any time exceed $120,000,000 in the aggregate of Dollar Borrowings and the Dollar Equivalent of Alternate Currency Borrowings at such time.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than United States of America, any State thereof or the District of Columbia.

         "Foreign Subsidiary Borrower" means, as of the date hereof, Kerr-McGee (G.B.) Limited, Kerr-McGee Resources (U.K.) Limited, Kerr-McGee Oil (U.K.) PLC, Kerr-McGee North Sea (U.K.) Limited, Kerr-McGee GmbH and Kerr-McGee Chemical GmbH, together with any of the Company's Subsidiaries designated as a "Foreign Subsidiary Borrower" pursuant to and in accordance with Section 2.19(b), other than any such Subsidiary that ceases to be a Subsidiary Borrower pursuant to and in accordance with Section 2.19(c).

         "GAAP" means generally accepted accounting principles in the United States of America, the United Kingdom or any Participating Member State, as applicable.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, including, without limitation, the European Union and the European Council, whether federal, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guaranteed Obligations" means all obligations of the Subsidiary Borrowers (i) to each Lender for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each note, if any, issued by such Borrowers to such Lender, and Loans made under this Agreement, together with all the other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Subsidiary Borrowers to such Lender now existing or hereafter incurred under, arising out of or in connection with this Agreement and the due performance and compliance with all the terms, conditions and agreements contained in this Agreement by the Subsidiary Borrowers and (ii) to each Lender and each Affiliate of a Lender which enters into a Hedging Agreement with a Subsidiary Borrower, which by its express terms are entitled to the benefit of the Guaranty of the Company pursuant to Article VII, the full and prompt payment when due (whether by acceleration or otherwise) of all obligations of such Subsidiary Borrower owing under such Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all production payments, proceeds production payments or similar obligations of such Person, and (l) the net amount of obligations of such Person under Hedging Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Taxes" means Taxes other than, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Company or any Subsidiary Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.16(b) or 2.18(d)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with
Section 2.14(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 2.14(a).

         "Interest Election Request" means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.05.

         "Interest Expense" shall mean, as to the Company and its Subsidiaries on a consolidated basis and for any period, without duplication, total interest expenses, whether paid or accrued as liabilities (including the interest component of Capital Lease Obligations), with respect to all outstanding Indebtedness, including, without limitation, all commissions, discounts and other fees and charges owed with respect to any financing or letters of credit and net costs under any Hedging Agreement to the extent that such costs are included within interest expense under GAAP.

         "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any CD Loan, EURIBOR Loan or LIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a EURIBOR Borrowing or a LIBOR Borrowing, with an Interest Period of more than three months' duration or a CD Borrowing with an Interest Period of more than 90 days' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration or 90 days' duration, as the case may be, after the first day of such Interest Period.

         "Interest Period" means (a) with respect to any EURIBOR Borrowing or LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, or (if available to all Lenders) ending on the day that is one, two or three weeks thereafter, as the Company may elect and,
(b) with respect to any CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 120 days thereafter, as the Company may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding
Business Day unless, in the case of a EURIBOR Borrowing or a LIBOR Borrowing, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, and (ii) any Interest Period pertaining to a EURIBOR Borrowing or a LIBOR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Joinder Agreement" means a Joinder Agreement, substantially in the form of Exhibit C hereto, duly executed and delivered by the Company and the Subsidiary Borrower party thereto.

         "Kerr-McGee Chemical GmbH" means Kerr-McGee Chemical GmbH, a company duly formed with limited liability in the Federal Republic of Germany.

         "Kerr-McGee   Credit  LLC"  means  Kerr-McGee  Credit  LLC,  a  limited
liability company organized under the laws of Delaware.

         "Kerr-McGee  (G.B.)  Limited"  means   Kerr-McGee  (G.B.)   Limited,  a
company  organized  under the laws of England.

         "Kerr-McGee GmbH" means Kerr-McGee GmbH, a company duly formed with limited liability in the Federal Republic of Germany.

         "Kerr-McGee  North Sea (U.K.)  Limited"  means   Kerr-McGee   North Sea
(U.K.) Limited,  a company  organized under the laws of England.

         "Kerr-McGee  Oil  (U.K.)  PLC" means    Kerr-McGee   Oil (U.K.)  PLC, a
company  organized  under the laws of England.

         "Kerr-McGee  Resources  (U.K.)  Limited"  means   Kerr-McGee  Resources
(U.K.) Limited,  a company  organized under the laws of England.

         "Lenders" means the Persons listed on Schedule A and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

         "LIBOR", when used in reference to any Loan or Borrowing, indicates that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Eurodollar LIBO Rate or the Adjusted Sterling LIBO Rate, as the case may be.

         "LIBO Rate" means, with respect to any LIBOR Borrowing, for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits or Sterling deposits, as applicable, in each case in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits or Sterling deposits, as applicable, with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such LIBOR Borrowing for such Interest Period shall be the average of the respective rates (rounded upwards if necessary, to the next 1/16 of 1%) at which Dollar deposits or Sterling deposits, as applicable, of 5,000,000 units of the applicable currency and for a maturity comparable to such Interest Period are offered by the principal London office of the Reference Banks in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

         "Loans" means the loans made by the Lenders to any Borrower pursuant to this Agreement and includes both Revolving Loans and Term Loans.

         "Margin Stock" means, "margin stock" as such term is defined in Regulation T, U or X of the Board.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Consolidated Subsidiaries taken as a whole or (b) the ability of the Company to perform any of its obligations under this Agreement.

         "Material Financial Obligation(s)" means a principal or face amount of Indebtedness of the Company and/or one or more of its Subsidiaries exceeding in the aggregate (a) $10,000,000 prior to the Effective Modification Date and (b) $50,000,000 on or after the Effective Modification Date.

         "Material Subsidiary" means, at any time, any Subsidiary of the Company either (a) meeting the definition of a "significant subsidiary" with respect to the Company contained as of the date hereof in Regulation S-X of the SEC or (b) constituting a Subsidiary Borrower.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means any employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA or any employee pension benefit plan as to which the Company or any of its ERISA Affiliates would be treated as a contributing employer under Section 4212(c) of ERISA if it were to be terminated.

         "National Currency" or "NC" means the lawful currency (other than the Euro) of any Participating Member State, which is freely transferable in accordance with EMU Legislation and in which dealings in deposits of which are carried out in the Euro-zone interbank market, and, when used in reference to any Loan or Borrowing, indicates that such Loan, or the Loans comprising such Borrowing, are denominated in a National Currency. Any given National Currency shall be available hereunder only as and to the extent permitted by EMU Legislation.

         "Non-Extending  Lender"  has  the  meaning  ascribed thereto in Section
2.18.

         "Notice Schedule" means the schedule of addresses for notice of the Lenders attached as Schedule C.

         "Oryx Facility" means the $500,000,000 Revolving Credit Facility dated October 17, 1997 with Oryx Energy Company, as borrower, NationsBank of Texas, N.A., as administrative agent, NationsBank Montgomery Securities, Inc., as arranger, Chase Securities Inc., as syndication agent, Barclays Bank PLC, as documentation agent, and the lenders party thereto.

         "Oryx Merger" means the merger between the Company and Oryx Energy Company as described in the Agreement and Plan of Merger, dated October 14, 1998, between the Company and Oryx Energy Company.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

         "Participating Member State" shall mean each member state so described in any legislative measures of the European Council for the introduction of, changeover to, or operation of, a single or unified European currency being in part the implementation of the third stage of the economic and monetary union as contemplated in the EC Treaty.

         "Payment Currency" has the meaning ascribed thereto in Section 10.13.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions under ERISA.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pricing Schedule"  means the Pricing Schedule attached as Schedule B.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

         "Rating" means each rating with respect to the Company's Rating Debt as determined from time to time by each Rating Agency. In each occurrence within this Agreement (and the Schedules) where the possible Levels of Ratings are indicated, the first listed Rating is the Rating available from S&P and/or Duff & Phelps and the second listed Rating is the Rating available from Moody's.

         "Rating Agencies" shall mean Duff & Phelps, Moody's and S&P.

         "Rating Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

         "RBC" means Royal Bank of Canada, a Canadian chartered bank, in its individual capacity.

         "Reference Banks" means Royal Bank of Canada, ABN AMRO Bank N.V., and NationsBank, N.A.

         "Refunding Borrowing" means any Borrowing or that portion thereof, which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Loans made by the Lenders to any Borrower.

         "Register" has the meaning set forth in Section 10.04.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Required Lenders" means, at any time, Lenders having Credit Exposures and unused Commitments representing 66 2/3% or more of the sum of the total Credit Exposures and unused Commitments at such time.

         "Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board, the Financial Services Authority of the United Kingdom or any other Governmental Authority performing similar functions and with jurisdiction over the Lenders (a) with respect to the Adjusted CD Rate for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to the applicable Interest Period, and (b) with respect to EURIBOR or the LIBO Rate for funding of Borrowings denominated in Dollars or Alternate Currencies (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). To the extent any Loans are subject to such reserve requirements the amount of such reserve requirements shall be calculated without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under the applicable regulations. The Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Restricted Property", to the extent of the Company's direct or indirect interest therein, means:

                  (a) any property interest owned by the Company or any Consolidated Subsidiary in reserves of oil, gas or other minerals which are "proved reserves", as defined in the regulations promulgated by the SEC or, in the absence of any applicable definition, reserves which geological, geophysical and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs or deposits under existing economic and operating conditions, i.e. existing prices (with consideration of changes in existing prices provided by contractual arrangements) and costs; and

                  (b) any manufacturing property and related equipment of the Company or any Consolidated Subsidiary.

         "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans.

         "Revolving Loan" means a Loan made pursuant to Section 2.03.

         "Revolving Loan Maturity Date" means the later of (a) February 25, 2000 and (b) if maturity is extended pursuant to Section 2.18, such extended maturity date as determined pursuant to such Section.

         "Rolling Period" means any period of four consecutive Fiscal Quarters.

         "Royal Bank Prime Rate" means the rate of interest per annum determined by RBC, acting through its New York Branch, in New York City from time to time in its sole discretion as its Dollar prime commercial lending rate for such day.

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

         "SEC" means United States Securities and Exchange Commission or any successor entity.

         "Sterling" means Great Britain Pounds Sterling and, when used in reference to any Loan or Borrowing, indicates that such Loan, or the Loans comprising such Borrowing, are denominated in Great Britain Pounds Sterling.

         "Stockholders'   Equity"   means,   at  any  date,   the   consolidated
stockholders' equity of the Company and its Consolidated Subsidiaries as would be shown on a balance sheet prepared in accordance with GAAP of such date.

         "Subsidiary" means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the Voting Stock or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

         "Subsidiary Borrower" means any Domestic Subsidiary Borrower or any Foreign Subsidiary Borrower.

         "TARGET" means the Trans-European Automated Real-time Gross Settlement Express Transfer system.

         "TARGET Business Day" means any Business Day that is not a day on which TARGET is authorized or required by law to remain closed.

         "Taxes"  means any and all present or future  taxes,  levies,  imposts,
duties,  deductions,   charges  or  withholdings  imposed  by  any  Governmental
Authority.

         "Term Loan" means a Revolving Loan that is converted to a term Loan pursuant to Section 2.21.

         "Total  Indebtedness" shall mean, at any time and without  duplication,
(a) all obligations of the Company and its Subsidiaries on a consolidated basis for borrowed money and any other obligations evidenced by bonds, debentures, notes, or other similar instruments plus (b) all Guarantees by the Company and its Subsidiaries on a consolidated basis of the type of obligations described in clause (a) of this definition.

         "Transactions" means the execution, delivery and performance by each of the Borrowers of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Eurodollar LIBO Rate, the Adjusted Sterling LIBO Rate, the Adjusted CD Rate, the Alternate Base Rate or Adjusted EURIBOR.

         "U.K. Double Taxation Treaty" shall mean any convention between the government of the United Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.

         "U.K. Tax Act" means the United Kingdom Income and Corporation Taxes Act of 1988, as amended from time to time, or any successor statute, together with all regulations and interpretations thereof or thereunder by the United Kingdom Inland Revenue (or any successor).

         "Unfunded Benefit Liabilities" means the "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA).

         "U.S. Double Taxation Treaty" shall mean any convention between the government of the United States and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.

         "Voting Stock" means capital stock of any class or classes (however designated) having ordinary voting power for the election of directors of the Company, other than stock having such power only by reason of the happening of a contingency.

         SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, the term "Borrowing" denotes the aggregation of Loans of one or more Lenders to be made to a single Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement by reference to the Type of Loans comprising such Borrowing (e.g., a "Sterling LIBOR Borrowing") or the Class of Loans comprising such Borrowing (e.g., a "Revolving Borrowing") or the Type and Class of Loans comprising such Borrowing (e.g., a "Sterling LIBOR Revolving Borrowing"). Loans are classified for purposes of this Agreement by reference to the Class of such Loans (e.g., a "Revolving Loan") or the Type of such Loan (e.g., a "Sterling LIBOR Loan") or the Type and Class (e.g., a "Sterling LIBOR Revolving Loan").

         SECTION 1.03. Other Terms. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule, exhibit and like references are to this Agreement unless otherwise specified. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), any reference herein to any Person shall be construed to include such Person's successors and assigns, and the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.04. Accounting Terms; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants and disclosed in the financial statements) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Lenders.

         SECTION 1.05. Euros as Payment for National Currencies. Subject to any applicable EMU Legislation, with respect to each Loan made hereunder and denominated in a National Currency, it is agreed that the applicable Borrower may make any payment with respect thereto, whether of principal or interest, in either such National Currency or in Euros, and if in Euros, then in an amount in Euros equal to the applicable National Currency calculated pursuant to the then applicable conversion rate between the Euro and such National Currency. As of December 31, 1998, the European Council caused the conversion rates for the National Currencies and the Euro to be irrevocably fixed.

         SECTION 1.06. Calculation of Dollar Equivalent Amounts. For all purposes of this Agreement where it is or becomes necessary to calculate the amount of availability of the Commitments, the Domestic Available Amount or the Foreign Available Amount or, in connection therewith, the outstanding amount of the Loans, the Revolving Credit Exposure or the Credit Exposure, each such calculation shall be made in accordance with the context of how any such term is used, by determining the Dollar amount, the Dollar Equivalent of the applicable Alternative Currencies or the sum of the Dollar amount plus the Dollar Equivalent of the applicable Alternate Currencies, as applicable.


                                   ARTICLE II

                                   The Credits

         SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to (i) make Revolving Loans (a) to the Company and the Domestic Subsidiary Borrowers or any one or more of them, up to the Domestic Available Amount, and (b) to the Foreign Subsidiary Borrowers or any one or more of them, up to the Foreign Available Amount, from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Commitment; and (ii) at the election of the Company, to convert the principal amount of any Revolving Loans remaining outstanding on the Revolving Loan Maturity Date to Term Loans. Within the foregoing limits and subject to the terms and conditions set forth herein, any Borrower may make more than one Borrowing on any Business Day and may borrow, prepay and reborrow Revolving Loans.

         SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.11, each Revolving Borrowing shall be made entirely in LIBOR Loans, EURIBOR Loans, CD Loans or ABR Loans, as the Company may request in accordance herewith. Each Lender, at its option, may make any LIBOR Loan or EURIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of a Borrower to repay such Loans made to it in accordance with the terms of this Agreement; and provided further that each Lender shall have an office, or a branch, or an Affiliate available to it and located in the appropriate jurisdiction through which such Lender can make any Eurodollar Loan or any Loan denominated in an Alternate Currency as required under this Agreement.

                  (c) At the  commencement  of each initial  Interest Period for
(i) any Borrowing comprised of LIBOR Loans, EURIBOR Loans or CD Loans, such Borrowing shall be in an aggregate amount that is an integral multiple of 1,000,000 units of the applicable currency thereof and not less than 10,000,000 units of such currency. At the time that each Borrowing comprised of ABR Loans is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000; provided that such ABR
Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Domestic Available Amount or the Foreign Available Amount, as applicable. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten CD, EURIBOR and LIBOR Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, (i) the Company, on behalf of itself or any Borrower, shall not be entitled to request, or to elect to convert (except for a conversion to a Term Loan pursuant to Section 2.21) or continue, any Revolving Loan Borrowing if the Interest Period requested with respect thereto would end after the Revolving Loan Maturity Date and (ii) the Company, on behalf of itself or any Borrower, shall not be entitled to request, or elect to convert or continue, any Term Borrowing if the Interest Period requested with respect thereto would end after the Final Maturity Date.

         SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Company shall notify the Administrative Agent of such request by hand delivery or telecopy of a Borrowing Request or by telephone (a) in the case of a Eurodollar LIBOR Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Sterling LIBOR Borrowing or a EURIBOR Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing, (c) in the case of a CD Borrowing, not later than 11:00 a.m., New York City time, two Business Days before the date of the proposed Borrowing, and
(d) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Company. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i)  the applicable Borrower;

                  (ii)  the aggregate amount of the requested Borrowing;

                  (iii) the date of such  Borrowing,  which  shall be a Business
         Day;

                  (iv) whether such Borrowing is to be made in Dollars or an Alternate Currency, and if such Borrowing is to be made in an Alternate Currency, which Alternate Currency;

                  (v) whether such Borrowing is to be a CD Borrowing, an ABR Borrowing, a EURIBOR Borrowing or a LIBOR Borrowing;

                  (vi) in the case of a CD Borrowing, a EURIBOR Borrowing or LIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (vii) the location and number of the applicable Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Type of any Revolving Borrowing denominated in Dollars is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested CD, EURIBOR or LIBOR Revolving Borrowing, then the Company shall be deemed to have selected an Interest Period of 30 days' duration, in the case of a CD Borrowing, or one month's duration, in the case of a EURIBOR Borrowing or a LIBOR Borrowing. If no election as to the currency of the Borrowing is specified, then the Company shall be deemed to have selected Dollars; provided that in no event shall a Borrowing deemed to be denominated in Dollars bear interest at a rate other than the Adjusted Eurodollar LIBO Rate, the Adjusted CD Rate or the Alternate Base Rate. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         SECTION 2.04. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, in the case of Dollar Borrowings, and by 12:00 noon, London time, in the case of Borrowings denominated in an Alternate Currency, to the applicable Agency Account for the account of the applicable Borrower. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower designated by the Company in the applicable Borrowing Request.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the applicable Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.05. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a CD, EURIBOR or LIBOR Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a CD, EURIBOR or LIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the Company shall notify the Administrative Agent of such election by hand delivery or telecopy of an Interest Election Request or by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing, a CD Borrowing, a EURIBOR Borrowing or a LIBOR Borrowing;

                  (iv) if the resulting Borrowing is a CD Borrowing, a EURIBOR Borrowing or a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a CD Borrowing, a EURIBOR Borrowing or a LIBOR Borrowing, but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of 30 days' duration, in the case of a CD Borrowing, or one month's duration, in the case of a EURIBOR Borrowing or a LIBOR Borrowing.

                  (d)  Promptly   following  receipt  of  an  Interest  Election
Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Company fails to deliver a timely Interest Election Request with respect to a CD Borrowing, a EURIBOR Borrowing or a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, (i) if such Borrowing is denominated in Dollars, it shall be converted to an ABR Borrowing and (ii) if such Borrowing is denominated in an Alternate Currency, the Company shall be deemed to have selected an Interest Period of one month's duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a CD Borrowing or a LIBOR Borrowing and (ii) unless repaid, (A) in the case of Borrowings denominated in Dollars, each CD Borrowing and each LIBOR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, and (B) in the case of Borrowings denominated in an Alternate Currency, the Company shall be deemed to have selected an Interest Period of one month's duration.

         SECTION 2.06.  Termination or Reduction of Commitments.

                  (a)  Unless   previously   terminated  the  Commitments  shall
terminate on the Revolving Loan Maturity Date as provided in Section 2.21.

                  (b) The Company may at any time terminate, or from time to time reduce, the Commitments with such reductions applicable in whole or in part to the Domestic Available Amount or the Foreign Available Amount, at the option of the Company; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $20,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, (A) the sum of the Revolving Credit Exposures would exceed the total Commitments, (B) with respect to the Company and the Domestic Subsidiary Borrowers, the sum of the Revolving Credit Exposures attributable to such Borrowers would exceed the Domestic Available Amount, and (C) with respect to the Foreign Subsidiary Borrowers, the sum of the Revolving Credit Exposures attributable to such Borrowers would exceed the Foreign Available Amount.

                  (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least five Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

         SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each of its Revolving Loans on the Revolving Loan Maturity Date (unless converted to Term Loans pursuant to Section 2.21) and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan on the Final Maturity Date; provided, that the Revolving Loans made by a Non-Extending Lender shall be repaid as provided in Section 2.18.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from a Borrower for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of each Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  (f) Any Loan made hereunder shall be repaid by the applicable Borrower or Borrowers in the currency that such Loan was originally denominated or deemed to be denominated; provided, however, that any Loan denominated in a National Currency may be repaid in Euros in accordance with Section 1.05.

         SECTION 2.08. Prepayment of Loans. (a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that each prepayment of a Borrowing shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000.

                  (b) The applicable Borrower shall notify the Administrative Agent by telephone (confirmed immediately by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of a Sterling LIBOR Borrowing or a EURIBOR Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of prepayment, (iii) in the case of prepayment of a CD Borrowing, not later than 11:00 a.m., New York City time, two Business Days before the date of prepayment, or (iv) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10. Each prepayment shall include break funding payments to the extent required by Section 2.13.

                  (c) In the event that (i) the aggregate principal amount of all Loans under this Agreement exceeds the total aggregate Lenders' Commitments;
(ii) the aggregate principal amount of all Loans made to the Company and the Domestic Subsidiary Borrowers exceeds the Domestic Available Amount; or (iii) the aggregate principal amount of all Loans made to the Foreign Subsidiary Borrowers exceeds the Foreign Available Amount; in each case as determined by the aggregate of all applicable Dollar Borrowings and the Dollar Equivalent of all applicable Alternate Currency Borrowings on the first Business Day of each month then, at the request of the Administrative Agent, the Company shall, and shall cause each Subsidiary Borrower to, prepay (A) in the case of clause (i) above, immediately, and (B) in the case of clauses (ii) or (iii) above, within three Business Days of such request, an amount equal to the excess described in clauses (i), (ii), and (iii) above, as applicable, or in the case of clauses
(ii) and (iii) above, provide cash collateral by making a deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, of an amount in cash and in the same currency so as to equal such excess as of such date plus any accrued and unpaid interest thereon,  which cash  collateral  shall be  collaterally  assigned  as  security pursuant to the Cash Collateral Account Agreement, which agreement shall be executed and delivered by the Borrowers to the Administrative Agent contemporaneously with the payment of such cash collateral; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VIII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to satisfy obligations of the Borrowers under this Agreement. If any Borrower is required to provide an amount of cash collateral hereunder as a result of a request from the Administrative Agent for a prepayment under this Section, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after the earlier of (x) the first Business Day of a month that the Administrative Agent determines that such cash collateral is no longer required pursuant to the terms of the first sentence of this Section and (y) a prepayment of the Loans in an amount equal to such cash collateral.

         (d) If the Borrowers' fail to satisfy any one or more of the conditions precedent set forth in Section 4.02 for any Refunding Borrowing, the Company and each Subsidiary Borrower shall repay its Loans (i) in the case of LIBOR Loans, EURIBOR Loans or CD Loans, on the last day of the Interest Period applicable thereto, and (ii) in the case of Base Rate Loans, on or before the fifteenth day following the day on which notice is given by the Company or the Administrative Agent of the failure to satisfy any such condition precedent.

                  SECTION 2.09. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate for facility fees on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Closing Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a utilization fee which shall accrue at the Applicable Rate for utilization fees on the daily amount of such Lender's Credit Exposure during the time the sum of the total Credit Exposures equals or exceeds 33% of the total Commitments. Utilization fees shall be computed on the basis of a year of 360 days and shall be payable in arrears on the last day of March, June, September and December of each year. Each Subsidiary Borrower shall be severally obligated to pay its portion of such fees with regard to its Borrowings hereunder. Notwithstanding the foregoing, the Company agrees that it will remain obligated for all such fees.

                  (c) The Company agrees to pay to the Administrative Agent, for its own account, such fees as are set forth in the Fee Letter, on the dates and in the manner specified therein.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent, for its own account or for distribution, in the case of facility fees and utilization fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

         SECTION 2.10. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest for each day such Loans are outstanding at the Alternate Base Rate for such day. Any change in the Alternate Base Rate due to a change in the Royal Bank Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Royal Bank Prime Rate or the Federal Funds Effective Rate, as applicable.

                  (b) The Loans comprising each CD Borrowing shall bear interest at the Adjusted CD Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate for LIBOR Borrowings plus 0.125% per annum.

                  (c) The Loans comprising each LIBOR Borrowing shall bear interest at the Adjusted Eurodollar LIBO Rate or the Adjusted Sterling LIBO Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (d) The Loans comprising each EURIBOR Borrowing shall bear interest at Adjusted EURIBOR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the applicable
Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section.

                  (f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any EURIBOR, CD or LIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (g) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest on ABR Loans calculated by reference to the Royal Bank Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable interest rates shall be determined by the Administrative Agent in accordance with the terms of this Agreement, and such determination shall be conclusive absent manifest error.

                  (h) All interest accruing on any Loan hereunder shall be paid in the currency in which such Loan is denominated or deemed to be denominated; provided, however, that the interest accruing on any Loan denominated in a National Currency may be paid in Euros in accordance with Section 1.05.

         SECTION 2.11. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a CD Borrowing, a EURIBOR Borrowing or a LIBOR
Borrowing:

                  (a) the Administrative Agent:

                  (i) determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted CD Rate, the Adjusted Eurodollar LIBO Rate, the Adjusted Sterling LIBO Rate or Adjusted EURIBOR, as applicable, for such Interest Period; or

                  (ii) is advised by the Required Lenders that the Adjusted CD Rate, the Adjusted Eurodollar LIBO Rate, the Adjusted Sterling LIBO Rate, or Adjusted EURIBOR, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company, the applicable Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company, the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a CD Borrowing, a EURIBOR Borrowing, or a LIBOR Borrowing, as applicable, shall be ineffective, (B) if any Borrowing Request requests a CD Borrowing or a LIBOR Borrowing, as applicable, if such Borrowing is to be denominated in Dollars, it shall be made as an ABR Borrowing and (C) any request for a EURIBOR or LIBOR Borrowing denominated in an Alternate Currency shall be ineffective; provided that if the circumstances giving rise to such notice do not affect all such Types of Borrowings, then the other unaffected Types of Borrowings shall be permitted.

                  (b) If, in relation to any Borrowing or proposed Borrowing to be denominated in an Alternate Currency, and with respect to any Interest Period relative thereto:

                  (i) the Administrative Agent shall have received notification from a Lender or Lenders whose participations in such Borrowing constitute at least 50% by value of such Borrowing, that by reason of circumstances affecting the London interbank market or the Euro-zone interbank market, as applicable:

                           (A) deposits in the applicable Alternate Currency the same period as such Interest Period will not be readily available to them in the London interbank market or the Euro-zone interbank market, as applicable, in sufficient amounts in the ordinary course of business to fund their respective Loans in such Borrowing for such Interest Period; or

                           (B) while such deposits are so available, the cost of such deposits exceeds the applicable LIBO Rate as determined in relation to such Borrowing for such Interest Period; or

                  (ii) the Administrative Agent shall have received notification from any Lender (an "Affected Lender") that by reason of any change in or the introduction (or re-introduction) of or any change in the interpretation, administration or application of applicable law or regulation (in each such case after the date hereof or, if later, the date on which the Affected Lender became a part to this Agreement) it is unable to fund its Loan in such Borrowing during such Interest Period by deposit(s) in the applicable Alternate Currency obtained in the London interbank market or the Euro-zone interbank market, as applicable, in the ordinary course of business;

         the Administrative Agent shall promptly give written notice of such determination or notification to the Company and each of the Lenders.

                  (c) After the giving of any notice by the Administrative Agent pursuant to Section 2.11(b) to the effect that it has received notification in accordance with Section 2.11(b)(i)(A) or 2.11(b)(ii), no Lender or, as the case may be, no Affected Lender shall be obliged to participate in the Borrowing to which such notification relates unless such Borrowing is already then outstanding.  The giving of any notice by the  Administrative  Agent pursuant to
Section 2.11(b)(i)(B) shall not relieve any Lender of any obligation it may have under this Agreement to make a Loan (including any Loan for which a Borrowing Request was given prior to such notice by the Administrative Agent).

                  (d)  During  the  period of 15 days  after  the  giving of any notice by the Administrative Agent pursuant to Section 2.11(b), the Administrative Agent (in consultation with the Lenders or the Affected Lender) shall negotiate with the Company in good faith with a view to ascertaining whether a substitute basis (a ASubstitute Basis@) may be agreed for the making of further Borrowings and/or the maintaining of any existing Borrowings by the Lenders or such Affected Lender (as the case may be) to which such notice by the Administrative Agent related for the Interest Period(s) applicable to those Borrowings. If a Substitute Basis is agreed by all the Lenders or by the Affected Lender (as the case may be) and the Company it shall apply in accordance with its terms from the commencement of such Interest Period. The Administrative Agent shall not agree to any Substitute Basis on behalf of any Lender or Affected Lender without the prior consent of that Lender or Affected Lender (as the case may be).

                  (e) If a Substitute Basis is not so agreed by the Company and all the Lenders or the Affected Lender (as the case may be) by the end of such 15 day period, each Lender's or Affected Lender's then existing Loan or Loans to which the notice by the Administrative Agent related shall bear interest during the current Interest Period relative thereto at the rate which is the sum of (a) the per annum rate certified by such Lender or Affected Lender to be its cost of funds (from such sources as it may reasonably select out of those sources then available to it) for such Interest Period in relation to such Borrowing multiplied by the Reserve Rate, plus (b) the Associated Costs Rate, plus (c) the Applicable Rate.

                  (f) So long as any Substitute Basis is in force or Section 2.11(e) shall apply in relation to any Borrowing, the Administrative Agent, in consultation with the Company and each Lender (or, if applicable, Affected Lender) shall from time to time, but not less often then monthly, review whether or not the circumstances referred to in Section 2.11(b) still prevail with a view to returning to the normal interest provisions of this Agreement.

         SECTION 2.12. Illegality; Increased Costs. (a) If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund its Loans, such Lender shall so notify the Administrative Agent, the Administrative Agent shall immediately give notice thereof to the other Lenders and to the Company, whereupon until such Lender notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make such Loans shall be suspended. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Loans to maturity and shall so specify in such notice, the applicable Borrower shall immediately prepay in full the then outstanding principal amount of such Loan together with the accrued interest thereon.

                  (b) If any Change in Law, including, without limitation, reserve requirements imposed by the European System of Central Banks with respect to the Euro or the National Currencies on or after January 1, 1999, shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted CD Rate, the Adjusted Eurodollar LIBO Rate, the Adjusted Sterling LIBO Rate or Adjusted EURIBOR); or

                  (ii) impose on any Lender, the London interbank market or the Euro-zone interbank market any other condition affecting this Agreement or any Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (c) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the applicable Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (d) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (b) or (c) of this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (e) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the applicable Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the applicable Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 2.13. Break Funding Payments. In the event of (a) the payment of any principal of any CD Loan, EURIBOR Loan, or LIBOR Loan, other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any CD Loan, EURIBOR Loan or LIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(b) and is revoked in accordance therewith), or (d) the assignment of any CD Loan, EURIBOR Loan, or LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.16, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a CD Loan, EURIBOR Loan or LIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted CD Rate (in the case of a CD Loan), Adjusted EURIBOR (in the case of a EURIBOR Loan) or the Adjusted Eurodollar LIBO Rate or the Adjusted Sterling LIBO Rate, as applicable, (in the case of a LIBOR
Loan), that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.14. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or a Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Borrower shall make such deductions and (iii) the applicable Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Each Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, the applicable Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) As of the date on which any Lender becomes a party hereto, such Lender confirms that with respect to its Loans to a United States person (within the meaning of Section 7701(a)(30) of the Code), it is either (i) a corporation organized under the laws of the United States of America or any state thereof, entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement, or (ii) entitled to complete exemption from United States withholding tax on interest imposed on or with respect to any payments of interest to be made pursuant to this Agreement (A) under an applicable provision of a U.S. Double Taxation Treaty, (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America, or (C) because it is a recipient of portfolio interest within the meaning of Section 871(h) or 881(c) of the Code. Such Lender, as of such date, also confirms that with respect to its Loans (or interest or other payments relating thereto) regarding which the U.K. Tax Act could reasonably be expected to result in withholding tax requirements under the U.K. Tax Act (but for the applicable Lender qualifying for the immediately following exemptions) it is either (x) a bank as defined in Section 840A of the U.K. Tax Act, which, for the purposes of Sections 349 and 212 of the U.K. Tax Act, is within the charge to United Kingdom corporation tax as regards, and is beneficially entitled to, any interest received by it under this Agreement, except that, if that Section is repealed, modified, extended or re-enacted, the Administrative Agent may at any time and from time to time (acting reasonably) amend this definition to reflect such repeal, modification, extension or enactment by giving notice of the amended definition to the Company, or (y) a person carrying on a bona fide banking business who is resident (as such term is defined in the appropriate U.K. Double Taxation Treaty) in a country with which the United Kingdom has an appropriate U.K. Double Taxation Treaty giving residents of that country full exemption from United Kingdom taxation on interest and does not carry on business in the United Kingdom through a permanent establishment with which the indebtedness under this Agreement in respect of which the interest is paid is effectively connected. Each Lender that is not a corporation organized under the laws of the United States of America or any state thereof shall provide to the Company and the Administrative Agent on or before the date of any payment by any Borrower hereunder, or on the date of its delivery of the Assignment and Acceptance pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Company or the Administrative Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form 4224 Certification"), or (B) Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a U.S. Double Taxation Treaty which completely exempts from United States withholding tax all payments of interest to be made to it hereunder (the "Form 1001 Certification"). In addition, each Lender agrees that if it previously filed a Form 4224 Certification it will deliver to the Company and the Administrative Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years (or such other date as may be required in compliance with applicable law); and if it previously filed a Form 1001 Certification, it will deliver to the Company and the Administrative Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification (or such other date as may be required in compliance with applicable law).

Each Lender also agrees to deliver to the Company and the Administrative Agent such other or supplemental forms as may at any time be required in order to confirm or maintain in effect its entitlement to exemption from United States or United Kingdom withholding tax on any payments hereunder, provided that the circumstances of the Lender at the relevant time and applicable laws permit it to do so. Except as provided immediately below, if a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Company and the Administrative Agent have received a Form 1001 Certification or Form 4224 Certification, reasonably satisfactory to them indicating that all payments of interest, to be made to such Lender hereunder are not subject to United States withholding tax, the Company shall be entitled to withhold taxes from such payments at the applicable statutory rate, provided that such withholding shall not increase the amount of payments for the account of such Lender to be made by the Company pursuant to Subsection 2.14(a). If a Lender determines, as a result of any change in either (i) applicable law, regulation or treaty, or in any official application thereof or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Company and the Administrative Agent of such fact and the Company shall be entitled to withhold taxes from such payments at the applicable statutory rate, it being understood that such withholding shall increase the amount of payments for the account of such Lender to be made by the Company pursuant to Section 2.14(a). Each Lender agrees to indemnify and hold the Administrative Agent harmless from any United States or United Kingdom taxes, penalties, interest and other expenses, costs and losses incurred or payable by the Administrative Agent
(i) as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section or (ii) as a result of the Administrative Agent's reliance on any such form or certificate which such Lender has provided to it pursuant to this Section. Each Person that shall become a Lender or a Participant pursuant to Section 10.04 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section, provided that in the case of a Participant the obligations of such Participant shall be the same as if it were a Lender, except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased and such Lender shall provide such forms to the Company and the Administrative Agent.

         SECTION 2.15. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under
Section 2.12, 2.13 or 2.14, or otherwise) prior to 12:00 noon, New York City or London time, as applicable, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the applicable Agency Account for the account of the Lenders, except that payments pursuant to Sections 2.12, 2.13, or 2.14 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars, except that with respect to any Loan that is denominated in an Alternate Currency, all payments of principal and interest with respect to such Loan shall be made in the Alternate Currency in which such Loan is denominated; provided, however, that with respect to any Loan denominated in a National Currency, all payments with respect thereto may be made in Euros in accordance with Section 1.05.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the
Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.15(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.16. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.12, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by such Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.12, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

         SECTION 2.17. Foreign Available Amount Designation. Once per Fiscal Quarter, the Company, may, at its sole option, designate or redesignate the amount of the Foreign Available Amount by delivering a written notice to the Administrative Agent not less than five Business Days prior to the date the Company proposes that the newly designated Foreign Available Amount would become effective; provided, that no such designation of the Foreign Available Amount may occur if a Default exists or if the sum of the Revolving Credit Exposures, with respect to the Foreign Subsidiary Borrowers or the Company and the Domestic Subsidiary Borrowers, as applicable, would, after giving effect to such designation and any concurrent payments on such Loans, exceed the Foreign Available Amount or the Domestic Available Amount, respectively.

         SECTION 2.18. Extension of Stated Revolving Loan Maturity Date. (a) No earlier than 90 days and no later than 60 days prior to the then applicable Revolving Loan Maturity Date, the Company may, subject to satisfaction of the conditions precedent for a Borrowing other than a Refunding Borrowing set forth in Section 4.02, request in writing delivered to the Administrative Agent an extension of the Revolving Loan Maturity Date for a period equal to 364 days from the then applicable Revolving Loan Maturity Date (the "Extension Request"). The Revolving Loan Maturity Date shall be extended as provided in this Section
2.18 if at least the Required Lenders consent to such extension. No earlier than 30 days and no later than 25 days prior to the then applicable Revolving Loan Maturity Date, each Lender shall notify the Company and the Administrative Agent of its election to extend or not extend the Revolving Loan Maturity Date as requested in such Extension Request. If the Required Lenders shall approve in writing the extension of the Revolving Loan Maturity Date requested in such Extension Request, the Revolving Loan Maturity Date shall automatically and without any further action by any Person be extended for the period specified in such Extension Request; provided that (i) each extension pursuant to this
Section 2.18 shall be for a maximum of 364 days, and (ii) the Commitment of any Lender that does not consent in writing within 30 days after receiving from the Administrative Agent the applicable Extension Request (a "Non-Extending Lender") shall, unless earlier terminated in accordance with this Agreement, expire on the Revolving Loan Maturity Date in effect on the date of such Extension Request (such Revolving Loan Maturity Date, if any, referred to as the "Commitment Expiration Date" with respect to such Non-Extending Lender). If, within 30 days after receiving from the Administrative Agent the applicable Extension Request, the Required Lenders shall not approve in writing the extension of the Revolving Loan Maturity Date requested in an Extension Request, the Revolving Loan Maturity Date shall not be extended pursuant to such Extension Request. The Administrative Agent shall promptly notify (y) the Lenders and the Company of any extension of the Revolving Loan Maturity Date pursuant to this Section 2.18 and (z) the Company and the Lenders of any Lender which becomes a Non-Extending Lender.

                  (b) Loans owing to any Non-Extending Lender on the Commitment Expiration Date with respect to such Lender shall be repaid in full on or before the Commitment Expiration Date.

                  (c) Each Borrower shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving notice to the Administrative Agent and the Non-Extending Lenders, to prepay in full the Loans made to it owing to the Non-Extending Lenders, together with accrued interest thereon, any amounts payable pursuant to Sections 2.10, 2.12, 2.13, 2.14 and 10.03(b) and any accrued and unpaid facility fee or other amounts payable to the Non-Extending Lenders hereunder and/or, upon giving not less than three Business Days' notice to the Non-Extending Lenders and the Administrative Agent, to cancel the whole or part of the Commitments of the Non-Extending Lenders.

                  (d) Notwithstanding the foregoing, if any Lender becomes a Non-Extending Lender, the Company may, at its own expense and in its sole discretion and prior to the then stated Revolving Loan Maturity Date, require such Lender to transfer or assign, in whole or in part, without recourse (in accordance with Section 10.04), all or part of its interests, rights and obligations under this Agreement to an assignee permitted under Section 10.04 (provided that the Company with the full cooperation of such Lender, can identify such an assignee that is ready, willing and able to be an assignee with respect thereto) which shall assume such assigned obligations (which assignee may be another Lender, if such assignee Lender accepts such assignment); provided that (i) the assignee or the Company, as the case may be, shall have paid to such Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder, including, without limitation, any amounts owing pursuant to Section 10.03(b) and any amounts that would be owing under said Section if such Loans were prepaid on the date of such assignment, and (ii) such assignment does not conflict with any applicable law of any Governmental Authority. Any assignee which becomes a Lender as a result of such an assignment made pursuant to this paragraph (d) shall be deemed to have consented to the applicable Extension Request and, therefore, shall not be a Non-Extending Lender.

         SECTION 2.19. Addition or Termination of Subsidiary Borrowers. So long as no Default exists, the Company may from time to time provide written notice to the Administrative Agent, and the Administrative Agent shall immediately thereafter provide a copy of such notice along with a copy of all documentation relating thereto received from the Company to each of the Lenders:

                   (a) Designating any of its wholly owned, directly or indirectly, Subsidiaries organized under the laws of the United States of America, any State thereof or the District of Columbia, as an additional Domestic Subsidiary Borrower and shall execute and deliver, and cause each such newly designated Domestic Subsidiary Borrower to execute and deliver, to the Administrative Agent a Joinder Agreement (together with all documents required to be attached thereto) whereupon such Subsidiary shall thereafter qualify as a Domestic Subsidiary Borrower.

                   (b) Designating any of its wholly owned, directly or indirectly, Subsidiaries organized under the laws of the United Kingdom or any Participating Member State and located in the United Kingdom or any Participating Member State, as an additional Foreign Subsidiary Borrower and shall execute and deliver, and cause each such newly designated Foreign Subsidiary Borrower to execute and deliver, to the Administrative Agent a Joinder Agreement (together with all documents required to be attached thereto) whereupon such Subsidiary shall thereafter qualify as a Foreign Subsidiary Borrower; provided, however, that for purposes of this Section 2.19(b), any Subsidiary of the Company that is required by the applicable law of its jurisdiction of organization or formation to be owned by a citizen of such jurisdiction or Person organized or formed under the laws of such jurisdiction in an amount equal to or less than one percent of the capital stock or equity interest of such Subsidiary and such one percent or lesser amount of ownership does not provide for voting or distribution rights in excess of such ownership percentage or otherwise give a Controlling interest to such Person, then, for purposes of this Section 2.19(b), such Subsidiary shall be deemed to be wholly owned by the Company.

                  (c) With respect to any Subsidiary Borrower, that the Company is terminating such Subsidiary's designation as a Domestic Subsidiary Borrower or a Foreign Subsidiary Borrower, as the case may be, whereupon if all obligations of such Subsidiary Borrower to the Administrative Agent and the Lenders under or in connection with this Agreement have been indefeasibly paid in full pursuant to the terms hereof, such Subsidiary shall thereafter no longer be a Subsidiary Borrower hereunder.

         SECTION 2.20. Change in Control. If a Change in Control shall occur (i) the Company will, within ten days after the occurrence thereof, give each Lender notice thereof and shall describe in reasonable detail the facts and circumstances giving rise thereto and (ii) each Lender may, at any time at its option by notice to the Borrowers and the Administrative Agent given not later than 60 days after such Change in Control, (x) terminate its Commitment, which Commitment shall thereupon be terminated, and (y) by three Business Days notice to the Borrowers and the Administrative Agent declare the Loans held by it (together with accrued interest thereon) and any other amounts payable hereunder for its account to be, and such Loans and such other amounts shall thereupon become, immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Borrowers.

         SECTION 2.21. Conversion to Term Loans. At the option of the Company and subject to the satisfaction of the conditions precedent for a Borrowing other than a Refunding Borrowing set forth in Section 4.02, upon written notice delivered to the Administrative Agent no earlier than 60 days and no later than 30 days prior to the then applicable Revolving Loan Maturity Date, the aggregate principal amount of any Revolving Loans remaining outstanding at the close of the Administrative Agent's business on the then applicable Revolving Loan Maturity Date, shall automatically convert to Term Loans with a maturity of two years. Any portion of each Lender's Commitment not utilized on or before the then applicable Revolving Loan Maturity Date shall be permanently cancelled. Any Term Loans that are prepaid may not be reborrowed.

                                   ARTICLE III

                         Representations and Warranties

         To induce the Lenders to enter into this Agreement and to make the Loans, each Borrower represents and warrants (such representations and warranties to survive any investigation and the making of the Loans) to the Lenders and the Administrative Agent that:

         SECTION 3.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each Material Subsidiary organized under the laws of the United States of America, any State thereof, or the District of Columbia, is a corporation duly incorporated, validly existing and in good standing (or, if such Subsidiary is a limited liability company, is a limited liability company duly formed, validly existing and in good standing) under the laws of its jurisdiction of incorporation, organization or formation. Each Material Subsidiary organized under the laws of a jurisdiction other than United States of America, any State thereof, or the District of Columbia is a company duly formed and validly existing under the laws of its jurisdiction of formation. The Company and each Material Subsidiary has all requisite corporate or limited liability company power and all material governmental licenses, permits, authorizations, qualifications, consents and approvals required to carry on its business as now conducted which, if not obtained, could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance of this Agreement by the Company and each Subsidiary Borrower are within each such Borrower's corporate or limited liability company powers, have been duly authorized by all necessary corporate or limited liability company action, require no approval of or filing with any governmental body, agency or official or any other Person, do not conflict with, contravene or constitute a default under any provision of applicable law or regulation or of the certificate of incorporation, by-laws, articles of association or memorandum of association of such Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Borrower unless such conflict could not reasonably be expected to have a Material Adverse Effect, and will not result in the creation or imposition of any mortgage, security interest or other lien or encumbrance on any asset or revenues of such Borrower or any of its Subsidiaries.

         SECTION 3.03. Binding Effect. This Agreement constitutes a legal, valid and binding agreement of each of the Company and each Subsidiary Borrower enforceable against each Borrower in accordance with its terms.

         SECTION 3.04.  Financial Information.

         (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1997, and the related consolidated statements of income, retained earnings and cash flows for the year then ended, reported on by Arthur Andersen L.L.P. and set forth in the Company's 1997 Annual Report, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such year.

         (b) the unaudited consolidated statement of financial condition of the Company and its Consolidated Subsidiaries at September 30, 1998, and the related consolidated statements of income and retained earnings and cash flows of the Company and its Consolidated Subsidiaries for the nine months ending September 30, 1998, heretofore furnished to the Lenders present fairly, in conformity with GAAP, the consolidated financial condition of the Company at the date of said statements for said periods, subject to year-end audit adjustments in the case of such unaudited statements.

         (c) At the Effective Date, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Consolidated Subsidiaries, taken as a whole since September 30, 1998, including with regard thereto the selected pro forma financial information dated as of and for the nine months ended September 30, 1998, set forth in the Company's S-4 filed with the SEC, and effective as of January 27, 1999.

         SECTION 3.05. Litigation. Except as may have been disclosed in writing to the Lenders prior to the signing hereof, there is no material action, suit or proceeding pending, or to the knowledge of the Company threatened, against or affecting the Company or any Subsidiary before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.06.  Compliance with ERISA.

         (a) Neither the Company nor any ERISA Affiliate has failed to comply in any material respect with the applicable provisions of ERISA and the Code and the regulations promulgated thereunder (including, without limitation, sections 4068, 4069 and 4212 of ERISA), where such failure could reasonably be expected to result in a Material Adverse Effect.

         (b) Other than premiums to the PBGC due in the normal course, no liability to the PBGC (with respect to which the Company or any ERISA Affiliate is delinquent) has been incurred and remains unsatisfied or is expected by the Company to be incurred with respect to any Plan by the Company or any ERISA Affiliate which could reasonably be expected to result in a Material Adverse Effect.

         (c) Neither the Company nor any ERISA Affiliate is obligated to contribute to, or has incurred a withdrawal liability with respect to, any Multiemployer Plan in an amount that would be materially adverse to the Company and its Subsidiaries taken as a whole.

         (d) Full payment has been made of all amounts that the Company or any ERISA Affiliate is required under the terms of each Plan to have paid as contributions to such Plan as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof (or will be made within the period described in Section 404 of the Code) and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan. Each Plan satisfies the minimum funding standard of Section 412 of the Code.

         (e) The amount of Benefit Liabilities under each Plan, determined as of the end of the Company's most recently ended fiscal year (on the basis of assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA) did not exceed the current value of the assets of such Plans determined as of such date in an amount that, individually or in the aggregate with such amount for all Plans, exceeds $25,000,000.

         SECTION 3.07. Environmental Matters. The Company and each Subsidiary, and to the best of the Company's knowledge, any former subsidiary and any predecessor in interest of the Company or of any Subsidiary, and with respect to all of the Property of the Company and its Subsidiaries, and each of the plants, sites and facilities presently or formerly owned, operated, controlled, or leased by the Company or any of its Subsidiaries, has complied with all applicable Environmental Laws during the period such Subsidiary, plant, site or facility was owned, operated, controlled or leased by the Company or any of its Subsidiaries, except in any such case, where such failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of, or has knowledge of, any actual or threatened claim, legal proceeding or investigation regarding the Company or any of its Subsidiaries, or any of the respective plants, sites or facilities currently or formerly owned, operated, leased or controlled by any of them, related to Environmental Laws which alone or together with all other such matters known to the Company could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.08. Taxes. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes or assessments, if any, as are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes are, in the opinion of the Company, adequate.

         SECTION 3.09. Investment Company Act. None of the Borrowers is an investment company within the meaning of the Investment Company Act of 1940, as amended, or directly or indirectly controlled by or acting on behalf of any Person which is an investment company, within the meaning of such Act.

         SECTION 3.10. Public Utility Holding Company Act. None of the Borrowers is a "public utility company, or an "affiliate," or a "subsidiary company of a "public utility company," or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         SECTION 3.11. Use of Proceeds. No portion of the Loans will be used, directly or indirectly, (a) to purchase or carry any Margin Stock, (b) to repay or otherwise refinance indebtedness of any Borrower incurred to purchase or carry any Margin Stock, or (c) to extend credit for the purpose of purchasing or carrying any Margin Stock.

         SECTION 3.12. Disclosure. The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Material Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of the Company or its Material Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         SECTION 3.13. Year 2000 Compliance. The Company believes that any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the Company's, or any Material Subsidiary's, computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Company's, or any Material Subsidiary's, systems interface) and the testing of all such systems and equipment, as so reprogrammed, to the extent necessary to prevent any significant disruptions to the business and operations of the Company and its Subsidiaries on a consolidated basis, will be completed by September 30, 1999. The cost to the Company and its Material Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or other event or circumstance that could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.14. Material Subsidiaries. As of the Effective Date, the Subsidiaries of the Company that qualify as Material Subsidiaries under this Agreement and that are not Subsidiary Borrowers are those Subsidiaries listed on
Schedule 3.14 attached hereto.

                                   ARTICLE IV

                                   Conditions

         SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Russell G. Horner, Jr., General Counsel of the Company, substantially in the form of Exhibit B-1, and covering such other matters relating to the Borrowers, this Agreement or the Transactions as the Required Lenders shall reasonably request. Each Borrower hereby requests such counsel to deliver such opinion.

                  (c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Simpson Thacher & Bartlett, counsel for the Borrowers, substantially in the form of Exhibit B-2, and covering such other matters relating to the Borrowers, this Agreement or the Transactions as the Required Lenders shall reasonably request. Each Borrower hereby requests such counsel to deliver such opinion.

                  (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Borrower organized under the laws of the United States of America, any State thereof, or the District of Columbia and relating to the organization and existence of each Borrower organized under the laws of a jurisdiction other than the United States, any State thereof, or the District of Columbia, the authorization of the Transactions, and any other legal matters relating to such Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (e) The Administrative Agent shall have received a certificate from each Borrower, dated the Effective Date and signed by the President, a Vice President, a Financial Officer, or a director of such Borrower, confirming compliance with the conditions set forth in paragraphs (a), (b), (c), and (d) of
Section 4.02.

                  (f) The Administrative Agent shall have received for its own account, or for the account of the Lenders, as the case may be, all fees, costs and expenses due and payable pursuant to the Fee Letter and Section 10.03.

                  (g) All conditions precedent related to the Company's merger with Oryx Energy Company as detailed in the S-4 filed November 17, 1998 with the SEC shall have been fulfilled.

                  (h) Each of the Oryx Facility and the ABN Facility A shall have been terminated and all respective obligations thereunder have been satisfied, subject only to funding of the initial Loans under this Agreement.

The Administrative Agent shall notify each Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 5:00 p.m., New York City time, on March 31, 1999 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

         SECTION 4.02. Each Credit Event. The obligation of each Lender to make, convert or continue a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) On the occasion of any Borrowing other than a Refunding Borrowing, each of the representations and warranties of the Borrowers set forth in this Agreement shall be true and correct on and as of the date of such Borrowing. On the occasion of any Refunding Borrowing, each of the representations and warranties of the Borrowers set forth in this Agreement, other than the representations and warranties set forth in Sections 3.04(c),
3.05 and 3.07, shall be true and correct on and as of the date of such Borrowing.

                  (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

                  (c) At the time of and immediately after giving effect to such Borrowing, the Consolidated Tangible Net Worth shall be equal to or greater than $1,000,000,000.

                  (d) At the time of and immediately after giving effect to such Borrowing, at any time when the Applicable Rate is determined by reference to Level Three, Four, Five or Six as provided in the Pricing Schedule, the Debt Leverage Ratio is equal to or less than 3.5:1.00.

                  (e) The Administrative Agent shall have received a Joinder Agreement (together with all documents required to be attached thereto) executed and delivered by the Company and each Subsidiary Borrower that is designated as such by the Company subsequent to the Effective Date, and the Administrative Agent shall have delivered a copy of such Joinder Agreement (together with a copy of all documents required to be attached thereto) to each of the Lenders.

Each Borrowing shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in paragraphs (a),
(b), (c) and (d) of this Section.


                                    ARTICLE V

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each Borrower covenants and agrees with the Lenders that it will:

         SECTION 5.01. Information. Deliver, or cause to be delivered, to the Administrative Agent and each Lender:

         (a) to the extent not already delivered pursuant to another clause of this Section 5.01, as soon as available and in any event within 120 days after the end of each fiscal year of the Company, (i) a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting in each case in comparative form the figures from the previous fiscal year, all audited by Arthur Andersen L.L.P. or other independent public accountants of nationally recognized standing, and (ii) an audited consolidated balance sheet of each Subsidiary Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated profit and loss account and statements of retained earnings of such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by (A) the report thereon of Arthur Andersen L.L.P. or other independent public accounts of internationally recognized standing, or (B) if such financial statements are not otherwise reported on by independent public accountants, a certificate of the Financial Officer of such Subsidiary Borrower as to fairness of presentation, GAAP and consistency;

         (b) to the extent not already delivered pursuant to another clause of this Section 5.01, (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, (A) a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter, (B) the related consolidated statements of income for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter and (C) the related consolidated statement of cash flows for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the Financial Officer of the Company; and (ii) as soon as available and in any event within 90 days after the end of each of the first three quarters of each fiscal year of each Subsidiary Borrower, (X) a consolidated balance sheet of such Subsidiary Borrower and its Subsidiaries as of the end of such quarter, and (Y) the related consolidated profit and loss account of such Subsidiary Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of such Subsidiary Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by an officer or director of such Subsidiary Borrower;

         (c)  simultaneously   with  the  delivery  of  each  set  of  financial
statements referred to in clauses (a) and (b) above or clause (g) below, a certificate of the Financial Officer of the Company (i) stating whether to the knowledge of such officer, there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Company or Subsidiary Borrower, as the case may be, is taking or proposes to take with respect thereto and (ii) setting forth in reasonable detail the computations necessary to determine the Consolidated Tangible Net Worth and the Debt Leverage Ratio as at the end of the respective fiscal quarter or fiscal year.

         (d) simultaneously with the delivery of each set of audited year-end financial statements referred to in clauses (a) or (g), a statement substantially in the form attached hereto as Exhibit E of the firm of independent public accountants which reported on such statements stating whether anything has come to their attention to cause them to believe that there existed on the date of such statements any Default;

         (e) forthwith upon any executive officer (meaning any member of the management committee, a Financial Officer or the general counsel) of the Company or any officer or director of a Subsidiary Borrower obtaining knowledge of the occurrence of any Default, a certificate of a Financial Officer of the Company setting forth the details thereof and the action which the Company or such Subsidiary Borrower, as the case may be, is taking or proposes to take with respect thereto;

         (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

         (g) promptly upon the filing thereof, (i) a copy of each registration statement (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) which the Company shall have filed with the SEC, and a copy of each annual, quarterly or other report (other than the exhibits thereto) which the Company shall have filed with the SEC and (ii) a copy of any annual return (other than the exhibits thereto) which any Subsidiary Borrower shall have filed with the Governmental Authority having jurisdiction over the registration or issuance of securities in the country of such Subsidiary Borrower's organization, formation or incorporation;

         (h) if and when the Company or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of or appoint a trustee to administer any Plan, a copy of such notice; and

         (i) from time to time, upon receiving from the Lenders such assurances of confidential treatment as the Company may reasonably request, such additional information regarding the performance of this Agreement or the financial position or business of any Borrower, as the Administrative Agent, at the request of any Lender, may reasonably request.

         SECTION 5.02. Payment of Taxes. Pay, will cause each of its Subsidiaries to pay, all material taxes, assessments and other governmental charges imposed upon it or any of its Properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its Properties or assets, non-payment of which could reasonably be expected to have a Material Adverse Effect, provided that no such tax, assessment, charge or claim need be paid if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted so long as no Lien has attached to any Property of the Company or its Subsidiaries as a result thereof.

         SECTION 5.03. Insurance. Maintain, or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its Properties and business and the Properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporation of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations; provided, however, that in lieu of any such insurance, any Borrower or any such Subsidiary may maintain a system or systems of self-insurance which are in accord with sound practices of similarly situated corporations of established reputation maintaining such systems and with respect to which such Borrower or such Subsidiary shall maintain adequate insurance reserves in accordance with GAAP and in accordance with sound actuarial and insurance principles.

         SECTION 5.04. Conduct of Business and Maintenance of Existence. Except as permitted by Section 6.03, at all times preserve and keep in full force and effect, and cause each Material Subsidiary to preserve and keep in full force and effect, its existence, and rights and franchises deemed material to the Properties, business, prospects, profits, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole, except that such rights and franchises and the existence of any Material Subsidiary (other than those of a Subsidiary Borrower) may be terminated if, in the good faith judgment of the Board of Directors of the Company, such termination is in the best interest of the Company and is not disadvantageous to the Lenders.

         SECTION 5.05. Compliance with Laws. Comply, and use its best efforts to cause each of its Subsidiaries to comply, with all applicable laws, rules and regulations and orders of any Governmental Authority, non-compliance with which could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.06. Compliance with Environmental Laws. Comply, and use its best efforts to cause each of its Subsidiaries and each of its Affiliates that are controlled by it or its Subsidiaries to comply, in a timely fashion, with the provisions of all Environmental Laws, failure with which to comply could reasonably be expected to have a Material Adverse Effect. Each Borrower agrees to defend, indemnify and hold the Administrative Agent and each Lender, and their respective directors, officers, and employees ("Environmental Indemnitees") harmless from any loss, liability, cost, damage, fines, response costs, investigative and monitoring costs, abatement costs, attorneys' fees, experts' or consultants' fees, claims or expenses or any other Environmental Liabilities ("Costs") which any such person may incur or suffer as a result of a breach by the Company or any Subsidiary Borrower of the preceding covenants, or as the result of the breach of any representation or warranty contained in
Section 3.07 or as a result of any Environmental Liability, legal proceeding or investigation regarding the Company or any of its Subsidiaries, or any of their respective plants, sites or facilities currently or formerly owned, operated, leased or controlled by any of them, related to Environmental Laws; provided, however, that with respect to plants, sites, or facilities formerly owned, operated, leased or controlled by the Company or any of its Subsidiaries, the indemnification obligations hereunder shall relate only to Costs incurred or suffered as a result of an Environmental Liability, legal proceeding or investigation relating to the ownership, operation, lease, or control by the Company or any of its Subsidiaries of such plants, sites or facilities or in relation to any plant, site or facility jointly owned, operated, leased or controlled with any other Person, to Costs incurred by virtue of this Agreement. In no event shall any Environmental Indemnitee be required to make any expenditure or bring any cause of action to enforce the Company's obligations and liability under and pursuant to this Section. The Company and each Subsidiary Borrower shall indemnify the respective Environmental Indemnitee regardless of whether the act, omission, facts, circumstances or conditions giving rise to such indemnification were caused in whole or in part by the respective Environmental Indemnitee's simple (but not gross) negligence. The indemnifications set out in this Section shall survive the termination of this Agreement and shall continue to be the personal liability and obligation of the Company and each Subsidiary Borrower, binding upon them. The indemnifications set forth in this Section are also subject to the provisions of Section 10.03(b) of this Agreement, except to the extent such provisions conflict with this
Section in which case the provisions of this Section shall control.

         SECTION 5.07. Use of Proceeds. Use the proceeds of the Loans made under this Agreement for working capital and general corporate purposes, including non-contested acquisitions, refinancing of obligations under the ABN Facility A and the Oryx Facility, and commercial paper back-up in the United States of America and the European Union. No portion of the Loans will be used, directly or indirectly, (a) to purchase or carry any Margin Stock, (b) to repay or otherwise refinance indebtedness of any Borrower incurred to purchase or carry any Margin Stock, or (c) to extend credit for the purpose of purchasing or carrying any Margin Stock.

         SECTION 5.08.  Notice   of   Changed   Credit    Rating.   Notify   the
Administrative    Agent  promptly  on  becoming aware  of any change or proposed change in any Rating.

         SECTION 5.09. Subsidiary Borrowers. In the case of the Company, at all times own, directly or indirectly, all outstanding capital stock of the Subsidiary Borrowers free and clear of all liens or encumbrances.

         SECTION 5.10. Year 2000 Compliance. Perform, and, in the case of the Company, cause each Material Subsidiary to perform, any reprogramming required to permit the proper functioning, in and following the year 2000, of its computer systems and equipment containing embedded microchips (including systems and equipment supplied by others or with which its systems interface) and perform the testing of all such systems and equipment, as so reprogrammed, to the extent necessary to prevent any significant disruptions to the business and operations of the Company and its Subsidiaries on a consolidated basis, which testing shall be completed by September 30, 1999.

                                   ARTICLE VI

                               Negative Covenants

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full:

         SECTION 6.01. Compliance with ERISA. The Company will not, and will not permit any of its Subsidiaries to, (i) engage in any transaction in connection with which the Company or any of its Subsidiaries could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA, a tax imposed by
Section 4975 of the Code, or a lien pursuant to Section 412(n) of the Code, (ii) terminate any Plan in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of operations within the meaning of Section 4068(f) of ERISA), which could result in any liability of the Company or any of its Subsidiaries to the PBGC or to a trustee appointed pursuant to Section 4042(b) or (c) of ERISA, or incur any liability to the PBGC on account of a termination of a Plan under Section 4064 of ERISA,
(iii) fail to make full payment when due of all amounts which, under the provisions of any Plan or Section 412(m) of the Code, the Company or any of its Subsidiaries is required to pay as contributions thereto, (iv) incur any complete or partial withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan, or (v) permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan, if, in the aggregate, such penalty or tax or such liability, or the failure to make such payment, or the existence of such deficiency, as the case may be, exceeds $25,000,000.

         SECTION 6.02. Limitation on Secured Debt. Neither the Company nor a Subsidiary Borrower will, and the Company will not, permit any Consolidated Subsidiary to create, incur, assume or suffer to exist, any Indebtedness secured by a Lien on any Restricted Property or any Indebtedness of the Company or any Subsidiary, without effectively providing that the Loans and any other Indebtedness evidenced by this Agreement shall be secured equally and ratably with (or prior to) such secured Indebtedness, so long as such secured Indebtedness shall be so secured, unless, after giving effect thereto, the aggregate principal amount of all such secured Indebtedness (not including secured Indebtedness permitted to be secured under clauses (a) to (j) below) plus the aggregate "value" (as defined below) of all "sale and leaseback transaction" (as defined below, but not including any sale or leaseback transaction the proceeds of which have been or will be applied to funded Indebtedness of the Company or its Subsidiaries within 120 days from the time of such transaction) would not exceed five percent (5%) of Stockholders' Equity of the Company; provided, however, that this Section 6.02 shall not apply to, and there shall be excluded from secured Indebtedness in any computation for purposes of this Section 6.02, any Indebtedness secured by:

                  (a)      Liens existing on the date of this Agreement;

                  (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event and which does not extend to any other assets of the Company or any Consolidated Subsidiary;

                  (c) any Lien on any asset  securing  Indebtedness  incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing or improving such asset, provided that such Lien attaches to such asset concurrently with or within 24 months after the acquisition or completion of construction or improvement thereof, and provided further that the Indebtedness secured by such Lien shall not exceed the cost of acquiring, constructing or improving such asset;

                  (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Consolidated Subsidiary and not created in contemplation of such event and which does not extend to any other assets of the Company or any Consolidated Subsidiary;

                  (e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                  (f) any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings;

                  (g) Liens to secure indebtedness of the pollution control or industrial revenue bond type and Liens in favor of the United States or any
State thereof, or any department, agency, instrumentality, or political subdivision of any such jurisdiction, to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject thereto;

                  (h) any Lien (including Liens in respect of production payments) to secure the payment of all or any part of the cost of exploration, drilling, mining, or development of property which had prior to September 30, 1998, produced no material volumes of hydrocarbons, minerals, timber or other products or by-products produced or extracted from such property, provided that the Indebtedness secured by such Lien shall not exceed the cost of exploring, drilling, mining or development such property; and provided further that such Lien shall not extend to any property other than the property being explored, drilled, mined or developed;

                  (i) Liens securing Indebtedness incurred by the Company or any of its Subsidiaries to pay all or any part of the cost of exploration, drilling or development any North Sea properties within the territorial waters of the United Kingdom, provided, that the Indebtedness secured by such Liens shall not exceed the cost of such exploration, drilling, or development; and provided further that such Lien shall not extend to any property other than the property being explored, drilled or developed; and

                  (j) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this section, provided that the amount of such Indebtedness is not increased and is not secured by any additional assets;

         For purposes of this Section 6.02, the term "sale and leaseback transaction" means any arrangement with any bank, insurance company or other lender or investor or to which any such lender or investor is a party, providing for the leasing by the Company or any of its Consolidated Subsidiaries for a period, including renewals, in excess of three years on any Restricted Property owned or leased by the Company or any of its Consolidated Subsidiaries which has been sold or transferred, more than 120 days after the completion of construction and commencement of full operation thereof, by the Company or any of its Consolidated Subsidiaries to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Restricted Property. For purposes of this Section 6.02, the term "value" means, with respect to a sale and leaseback transaction, as of any particular time, an amount equal to the greater of (i) the net proceeds of sale of the Restricted Property leased pursuant to such sale and leaseback transaction, and (ii) the fair value of such Restricted Property at the time of entering into such sale and leaseback transaction as determined by the Board of Directors of the Company, in each case multiplied by a fraction of which the numerator is the number of full years remaining in the term of the lease (without regard to renewal options) and the denominator is the number of full years of the full term of the lease (without regard to renewal options).

         SECTION 6.03.  Consolidations, Mergers and Sales of Assets.

         (a) Neither the Company nor any Subsidiary Borrower will be a party to any merger or consolidation or sell, lease or otherwise transfer all or substantially all of its Property; provided that the Company may merge or consolidate with another corporation and may sell, lease or otherwise transfer all or substantially all of its Property as an entirety to another corporation if (i) the surviving or acquiring corporation (if other than the Company) (A) is organized under the laws of the United States or a jurisdiction thereof and (B) expressly assumes by writing reasonably satisfactory to the Required Lenders the covenants and obligations in this Agreement, and (ii) immediately after giving effect to such transaction, (x) no condition or event shall exist which constitutes a Default, (y) the Consolidated Tangible Net Worth shall not be less than $1,000,000,000, and (z) in the event that any Rating or any expected Rating (resulting from such merger, consolidation, sale, lease or transfer) for determining the Applicable Rate is determined by reference to Level Three, Four, Five or Six as provided in the Pricing Schedule, the Debt Leverage Ratio shall be equal to or less than 3.5:1.00; and provided, further, that any Subsidiary Borrower may merge or consolidate with another corporation and may sell, lease or otherwise transfer all or substantially all of its Property as an entirety to another corporation if (i) the surviving or acquiring corporation (if other than another Subsidiary Borrower) (A) is organized under the laws of the country under whose laws such Subsidiary Borrower is organized and (B) executes and delivers to the Administrative Agent a Joinder Agreement, (ii) all outstanding capital stock of the surviving or acquiring corporation is owned by the Company free and clear of any Lien, and (iii) immediately after giving effect to such transaction, no condition or event shall exist which constitutes a Default and the conditions for a Borrowing other than a Refunding Borrowing as set forth in
Section 4.02 (whether or not a Borrowing occurs in connection therewith) are satisfied.

         (b) Concurrently with the public disclosure thereof, the Company shall give written notice to the Administrative Agent and the Lenders describing in reasonable detail any proposed transaction described in this Section, the date on which it is proposed to be consummated and the identity and jurisdiction of organization of the proposed successor or transferee corporation.

         (c) Notwithstanding anything contained in this Section 6.03, the Oryx Merger is hereby expressly permitted.

         SECTION 6.04. Transactions with Affiliates. Neither the Company nor any Subsidiary Borrower will engage, directly or indirectly, in any transaction (including, without limitation, the purchase, sale or exchange of assets or the rendering of any service) with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary Borrower's or such Affiliate's business and upon fair and reasonable terms that are substantially the same as those which might be obtained in an arm's length transaction at the time from Persons which are not such an Affiliate or upon terms which could not reasonably be expected to have a Material Adverse Effect; provided, however, that taxes may be allocated among the Company and its Affiliates in any manner consistent with Section 1552 (or any successor provision) of the Code, general and administrative expenses may be allocated among the Company and its Affiliates in any manner consistent with Section 482 (or any successor provision) of the Code, and interest may be charged or credited to Affiliates in any reasonable manner not inconsistent with the Code.


                                   ARTICLE VII

                                    Guaranty

         SECTION 7.01. The Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Company from the proceeds of the Loans made to the Subsidiary Borrowers, the Company hereby, unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Guaranteed Obligations of the Subsidiary Borrowers to the Administrative Agent or the Lenders. If any or all of the Guaranteed Obligations of the Subsidiary Borrowers to the Administrative Agent or the Lenders becomes due and payable hereunder, the Company unconditionally in the applicable currency of such Guaranteed Obligation, promises to pay such indebtedness to the Administrative Agent for the account of each Lender on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Guaranteed Obligations. This Guaranty is a guaranty of payment and not collection. All payments made by Company under this Guaranty shall be made on the same basis as payments by the Company under Sections 2.07 and 2.08.

         SECTION 7.02. Bankruptcy. Additionally, the Company unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Subsidiary Borrowers to the Administrative Agent and the Lenders whether or not then due or payable by such Subsidiary Borrowers upon the occurrence in respect of any Subsidiary Borrower of any of the events specified in Sections 8(h) or 8(i), and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Administrative Agent for the account of each Lender on demand, in the applicable currency of such Guaranteed Obligation.

         SECTION 7.03. Nature of Liability. (a) The liability of the Company hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Subsidiary Borrowers whether executed by the Company, any other guarantor or by any other party, and the liability of the Company hereunder shall not be affected or impaired by (i) any direction as to application of payment by any Subsidiary Borrower or by any other party, or (ii) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Subsidiary Borrowers, or (iii) any payment on or in reduction of any such other guaranty or undertaking, or (iv) any dissolution, termination or increase, decrease or change in personnel by the Subsidiary Borrowers, or (v) any payment made to the Administrative Agent or the Lenders on the Guaranteed Obligations which the Administrative Agent or the Lenders repay to the Subsidiary Borrowers pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Company waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

                  (b) If claim is ever made upon the Administrative Agent or any Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Subsidiary Borrower), then and in such event the Company agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Company, notwithstanding any revocation hereof or other instrument evidencing any liability of any Subsidiary Borrower, and the Company shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

         SECTION 7.04. Independent Obligation. The obligations of the Company hereunder are independent of the obligations of any other guarantor or the Subsidiary Borrowers, and a separate action or actions may be brought and prosecuted against the Company whether or not action is brought against any other guarantor or the Subsidiary Borrowers and whether or not any other guarantor or the Subsidiary Borrowers be joined in any such action or actions. The Company waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Subsidiary Borrower or other circumstance which operates to toll any statute of limitations as to such Subsidiary Borrower shall operate to toll the statute of limitations as to the Company. This Guaranty is a continuing one with respect to the Guaranteed Obligations, and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

         SECTION 7.05. Authorization. The Company authorizes the Administrative Agent and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability under this Article VII, from time to time to:

                  (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                  (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                  (c) exercise or refrain from exercising any rights against the Subsidiary Borrowers or others or otherwise act or refrain from acting;

                  (d)  release  or  substitute  any  one   or   more  endorsers,
guarantors,  the Subsidiary  Borrowers or other obligors;

                  (e) settle or compromise  any of the  Guaranteed  Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Subsidiary Borrowers to their creditors other than the Lenders;

                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Subsidiary Borrowers to the Lenders regardless of what liability or liabilities of the Subsidiary Borrowers remain unpaid;

                  (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

                  (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Company from its liabilities under this Guaranty.

         SECTION 7.06. Subordination. Any of the Indebtedness of the Subsidiary Borrowers now or hereafter owing to the Guarantor is hereby subordinated to the Guaranteed Obligations of the Subsidiary Borrowers owing to the Administrative Agent and the Lenders; and if the Administrative Agent so requests at a time when an Event of Default exists, all such Indebtedness of the Subsidiary Borrowers to the Company shall be collected, enforced and received by the Company for the benefit of the Lenders and be paid over to the Administrative Agent on behalf of the Lenders on account of the Guaranteed Obligations of the Subsidiary Borrowers to the Lenders, but without affecting or impairing in any manner the liability of the Company under the other provisions of this Guaranty.

         SECTION 7.07. Waiver. (a) The Company waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or the Lenders to (i) proceed against any Subsidiary
Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Subsidiary Borrowers, any other guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's or the Lenders' power whatsoever. The Company waives any defense based on or arising out of any defense of the Subsidiary Borrowers, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of any Subsidiary Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Subsidiary Borrowers other than payment in full of the Guaranteed Obligations. The Administrative Agent and the Lenders may, at their election, foreclose on any security held by the Administrative Agent or the Lenders by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and the Lenders may have against the Subsidiary Borrowers or any other party, or any security, without affecting or impairing in any way the liability of the Company hereunder except to the extent the Guaranteed Obligations have been paid. The Company waives any defense arising out of any such election by the Administrative Agent and the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Company against any Subsidiary Borrower or any other party or any security.

                  (b) The Company waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notice of acceleration, notices of intent to accelerate, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. The Company assumes all responsibility for being and keeping itself informed of the Subsidiary Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed
Obligations and the nature, scope and extent of the risks which the Company assumes and incurs hereunder, and agrees that the Administrative Agent and the Lenders shall have no duty to advise the Company of information known to them regarding such circumstances or risks.

         SECTION 7.08. Legal Limitations of Liability. It is the desire and intent of the Company, the Administrative Agent and the Lenders that this Guaranty shall be enforced against the Company to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the Company under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of the Company shall be deemed to be reduced and the Company shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

         SECTION 7.09. Discharge Only Upon Payment. The Company's obligations hereunder shall remain in full force and effect until the Commitments have terminated and the principal and interest on the Loans and all other amounts payable by the Borrowers under this Agreement shall have been paid in full. The provisions of this Section 7.09 shall survive the termination of this Agreement and any satisfaction or discharge of any Subsidiary Borrower or the Company by virtue of any payment, any court order or any applicable law. The obligations of the Company under this Article VII constitute the full recourse obligations of the Company enforceable against it to the full extent of all its Property.

         SECTION 7.10. Subrogation. The Company irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against any Subsidiary Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any Subsidiary Borrower in respect thereof in any bankruptcy, insolvency or similar proceeding involving any Subsidiary Borrower as debtor commencing within one year after the making of any payment by any Subsidiary Borrower under this Agreement or in respect of the Loans. The Company hereby further waives any right to enforce via subrogation any other remedy which the Administrative Agent or any Lender now has or may hereafter have against any Subsidiary Borrower and any right of indemnity, reimbursement or contribution against any Subsidiary Borrower the Company may have by virtue of the Company's performance of its obligations hereunder until such time as the Administrative Agent and the Lenders have been indefeasibly paid in full and the Commitments have expired or been terminated.


                                  ARTICLE VIII

                                Events of Default

         If any of the following events ("Events of Default") shall occur:

         (a) any Borrower shall fail to pay when due any principal on any Loan, or within five days of the due date thereof any fee or interest on any Loan or any other amount payable hereunder;

         (b) any Borrower shall fail to observe or perform any covenant contained in Section 5.01(e), Sections 5.07 through 5.10 inclusive, or Sections
6.02 through 6.04 inclusive;

         (c) any Borrower shall fail to observe or perform any covenant contained in subsections 5.01(a), (b), (c), (d), (f), (g), (h) or (i) for 30 days after written notice thereof has been given to the Company by the Administrative Agent at the request of any Lender;

         (d) any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clauses (a), (b) or (c) above) for 30 days;

         (e) any representation, warranty, certification or statement made or deemed, pursuant to the terms hereof, to have been made by any Borrower in this Agreement or in any certificate, financial statement or other notice delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed to have been made.

         (f) the Company or any of its Subsidiaries shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period; or

         (g) any event or condition occurs that results in any Material Financial Obligation becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Financial Obligation or any trustee or agent on its or their behalf to cause any Material Financial Obligation to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

         (h) Any Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other similar law of any jurisdiction now or hereafter in effect (herein called the "Bankruptcy Law") or shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or shall consent to, approve or acquiesce in any such relief or to the commencement of any involuntary case or other proceeding described in clause (i) below or to the appointment of or taking possession by any such official in any involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (i) an involuntary case or other proceeding shall be commenced against any Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to its debts under any Bankruptcy Law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Borrower or any Material Subsidiary under any Bankruptcy Laws or an order, judgment or decree shall be entered appointing any such trustee, receiver, custodian, liquidator or similar official;

         (j) Any Subsidiary Borrower becomes insolvent, is unable to pay its debts as they fall due, stops, suspends or threatens to stop or suspend payment of all or substantially all of its debts, begins negotiations to readjust, reschedule or defer all or substantially all of its Indebtedness (which it will otherwise be unable to pay when due) or proposes or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or a moratorium is agreed or declared in respect of or affecting all or substantially all of the Indebtedness of such Subsidiary Borrower;

         (k) The Company or any ERISA Affiliate shall fail to pay when due (and not being contested in good faith) an amount or amounts aggregating in excess of the ERISA Obligation Threshold which it shall have become liable to pay to the PBGC, the Internal Revenue Service or the Department of Labor or to a Multiemployer Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Benefit Liabilities in excess of $50,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Company or any ERISA Affiliate, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of or to cause a trustee to be appointed to administer any Material Plan; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which would cause the Company or any ERISA Affiliate to incur a current payment obligation in excess of $50,000,000; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

         (l) a final judgment or order for the payment of money in excess of the Final Judgment Threshold not covered by insurance (as to which insurance coverage there is delivered to the Administrative Agent an opinion of counsel reasonably satisfactory to the Administrative Agent that such coverage applies to such judgment or order and that the applicable insurance carrier has not contested the payment thereof) shall be rendered against the Company or any Material Subsidiary and such judgment or order shall continue unsatisfied and not stayed, bonded, vacated or suspended by agreement with the beneficiary thereof for a period of 60 days;

         (m) any event occurs which, under the law of the relevant jurisdiction, has a substantially equivalent effect to any of the events mentioned in paragraphs (h), (i), (j) (k) or (l) of this Section; then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, (i) the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times (A) terminate the Commitments and thereupon the Commitments shall terminate immediately, and/or (B) declare the Loans then outstanding (together with accrued interest thereon and all fees and all other amounts payable hereunder) to be, and such amounts shall thereupon become, immediately due and payable without presentment, demand, protest, notice to accelerate, notice of intent to accelerate or other notice of any kind, all of which are hereby waived by each Borrower; provided that in the case of any of the Events of Default specified in clause (h) or (i) above with respect to any Borrower, without any notice to any Borrower or any other act by the Administrative Agent or the Lenders, (i) the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon and all fees and all other amounts payable hereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; (ii) each Lender may exercise its rights of offset against each account and all other property of any Borrower or both in the possession of such Lender, which right is hereby granted by the Borrowers to the Lenders; and (iii) the Administrative Agent and each Lender may exercise any and all other rights pursuant to this Agreement, at law and in equity.


                                   ARTICLE IX

                            The Administrative Agent

         Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

         The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with each Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by any Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and each Borrower. Upon any such resignation, so long as no Default exists, the Company shall have the right, with the consent of the Required Lenders, such consent not to be unreasonably withheld, to appoint a successor. If a Default exists, the Required Lenders shall have the right to appoint a successor without the consent of the Company or any other Borrower. If no successor shall have been so appointed by the Company or the Required Lenders, as applicable, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York City, New York, or an Affiliate of any such bank, and which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                    ARTICLE X

                                  Miscellaneous

         SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to Kerr-McGee Corporation, to it at 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma, 73102, Attention of Melody Walke (Telecopy No.
(405) 270-3852);

                  (b) if to any Subsidiary Borrower, to its attention at the address and the telephone and telecopy numbers set forth in clause (a) above;

                  (c) if to the Administrative Agent, to it at its offices located at One Liberty Plaza, New York, New York, 10006-1404, Attention of Manager, Agency Services (Telecopy No. (212) 428-2310);

                  (d) if to any other Lender, to it at its address (or telecopy number) set forth in the Notice Schedule.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the
Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Borrower and the Required Lenders, or each Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) increase the maximum amount available under the Foreign Available Amount without the written consent of each Lender affected thereby, such consent not to be unreasonably withheld, (iii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (v) change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vii) change any of the provisions of Section 10.04(a) without the written consent of each Lender, (viii) change the Type of Loans available or the currencies in which Loans are available without the written consent of each Lender, (ix) permit a change in ownership of any Subsidiary Borrower unless the Company maintains 100% direct or indirect ownership without the written consent of each Lender, or (x) release the Company from its obligations contained in Article VII without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent .

         SECTION 10.03. Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of Vinson & Elkins L.L.P., counsel to the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, reasonable publicity expenses agreed to by the Company, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) The Borrowers shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that any Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

                  (d) To the extent permitted by applicable law, each Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

         SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that a Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, that
(i) except in the case of an assignment to a Lender, an Affiliate of a Lender, or to the United States Federal Reserve Banks, each Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in the form supplied by the Administrative Agent; and provided further that any consent of the Borrowers otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of all Borrowers, shall maintain at one of its offices in New York City, New York, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and each Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d)  Upon  its  receipt  of a duly  completed  Assignment  and
Acceptance executed by an assigning Lender and an assignee, the assignee's completed administrative questionnaire in the form supplied by the Administrative Agent (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of any Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) each Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and
2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided such Participant agrees to be subject to
Section 2.15(c) and 2.16 as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless each Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of each Borrower, to comply with Section 2.14(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a United States Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (h) Any assignee or Participant under this Section 10.04 shall have an office or a branch or an Affiliate available to it and located in the appropriate jurisdiction through which such assignee or Participant can make any Eurodollar Loan or a Loan denominated in an Alternate Currency as required under this Agreement.

                  (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") sponsored by such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable (all liability for which, if any, shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the later of (A) the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC and (B) the Final Maturity Date, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.04, any SPC may, with notice to, but without prior written consent of, the Company, any Subsidiary Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or liquidity or credit enhancement to such SPC.

         SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by any Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 10.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION  10.09.  Governing Law;  Jurisdiction;  Consent  to  Service of
Process.  (a)  This   Agreement  shall  be  construed  in  accordance  with  and governed by the law of the State of New York.

                  (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

                  (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process to the General Counsel of the Company at Kerr-McGee Corporation, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma, 73102 (Telecopy No. (405) 270-4211). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 10.10. WAIVER OF JURY TRIAL. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the Transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

         SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 10.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than a Borrower. For the purposes of this Section, "Information" means all information received from any Borrower relating to such Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Borrower; provided that, in the case of information received from such Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 10.13. Currency Indemnity. (a) If any amount payable by any Borrower under or in connection with any Loan or any other obligation under or in connection herewith is received by any Lender in a currency (the "Payment Currency") other than that agreed to be payable in this Agreement (the "Agreed Currency"), whether as a result of any judgment or order or the enforcement of the same, the liquidation of such Borrower or otherwise and the amount produced by converting the Payment Currency so received into the Agreed Currency at market rates prevailing at or about the time of receipt of the Payment Currency is less than the amount of the Agreed Currency due with respect to such Loan, then such Borrower and the Company shall and hereby does, as an independent and additional obligation, indemnify each Lender for the deficiency and any loss sustained as a result.

                  (b) The above indemnity shall constitute separate and independent obligations of each Borrower from its other obligations under this Agreement and shall apply irrespective of any indulgence granted by the Administrative Agent or any Lender. The applicable Borrower shall pay reasonable costs of making any conversion from the Payment Currency to the Agreed Currency.

                  (c) Each Borrower hereby waives any right it may have in any jurisdiction to pay any amount due and owing hereunder in a currency other than that which it is expressed to be payable under the terms and conditions of this Agreement.

         SECTION 10.14. Subsidiary Borrower Several Obligations. The obligations of each Subsidiary Borrower under this Agreement are several and the failure of any Subsidiary Borrower to perform its obligations under this Agreement shall not affect the obligations of any Borrower towards any of the other parties to this Agreement.

                  (b) No assurance, security or payment which may be avoided under any laws relating to bankruptcy, insolvency or corporate reorganization and no release, settlement or discharge of any of the Subsidiary Borrowers which may have been given or made on the faith of any such assurance, security or payment, shall prejudice or affect the right of the Administrative Agent or any Lender to recover from any other Subsidiary Borrower to the full extent of its obligations under this Agreement just as if such release, settlement or discharge had not occurred.

                  (c) Each Subsidiary Borrower hereby waives any rights it may have under applicable law which may at any time be inconsistent with any of the provisions of this Agreement or which it may have of first requiring the Administrative Agent or any Lender to proceed against or claim payment from another Borrower or any other party or parties. It is further agreed that all or any of the Administrative Agent and the Lenders, without notice to any of the Subsidiary Borrowers and without affecting or impairing the obligations of such Subsidiary Borrowers hereunder, may grant time, indulgences, concessions, releases and discharges to, may take securities from and give the same, may accept compositions from and may otherwise deal with each other Borrower and all other parties as they may see fit and generally may otherwise do or omit to do any act or thing which, but for this provision, might operate to affect or impair the obligations of each of the Subsidiary Borrowers hereunder. The obligations of the Subsidiary Borrowers hereunder shall not be affected or impaired by any amendment or modification hereto.

         SECTION 10.15. Joint and Several Obligations of the Company. (a) The liability of the Company under this Agreement with respect to its own obligations and the obligations of each Subsidiary Borrower is joint and several and therefore, without prejudice to any other provision of this Agreement, the Company hereby unconditionally and irrevocably undertakes, as principal obligor, to the Administrative Agent and the Lenders the due and unconditional performance and discharge by each of the other Borrowers of all the obligations expressed to be binding upon such Borrowers hereunder as the same may be amended from time to time (the "Relevant Obligations") and, without limitation, agrees with the Administrative Agent and the Lenders that if and whenever at any time and from time to time any of the other Borrowers shall fail to perform or discharge or shall otherwise be in default in respect of any of the Relevant Obligations it shall discharge and make good the default as if it instead of the relevant other Borrower was expressed to be such Borrower hereunder.

                  (b) No assurance, security or payment which may be avoided under any laws relating to bankruptcy, insolvency or corporate reorganization and no release, settlement or discharge of any of the Subsidiary Borrowers which may have been given or made on the faith of any such assurance, security or payment, shall prejudice or affect the right of the Administrative Agent or any Lender to recover from the Company to the full extent of the undertakings given in this Section 10.15 just as if such release, settlement or discharge had not occurred.

                  (c) The Company hereby waives any rights it may have under applicable law which may at any time be inconsistent with any of the provisions of this Agreement or which it may have of first requiring the Administrative Agent or any Lender to proceed against or claim payment from another Borrower or any other party or parties. It is further agreed that all or any of the Administrative Agent and the Lenders, without notice to the Company and without affecting or impairing the obligations of the Company hereunder, may grant time, indulgences, concessions, releases and discharges to, may take securities from and give the same, may accept compositions from and may otherwise deal with each other Borrower and all other parties as they may see fit and generally may otherwise do or omit to do any act or thing which, but for this provision, might operate to affect or impair the obligations of the Company hereunder. The obligations of the Company hereunder shall not be affected or impaired by any amendment or modification hereto.

                  (d) The Company hereby waives notice of the acceptance of this undertaking and of presentment, demand and protest and notices of non-payment and dishonor and any other demands and notices required by applicable law.

         SECTION 10.16. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 10.17. International Banking Facilities. Each Borrower acknowledges by its execution and delivery hereof (or by its execution and delivery of any applicable Joinder Agreement) that (a) it is the policy of the Board that deposits received by international banking facilities may be used only to support the non-U.S. operations of a depositor (or its foreign affiliates) located outside the United States and that extensions of credit by international banking facilities may be used only to finance the non-U.S. operations of a Borrower (or its foreign affiliates) located outside the U.S. and (b) funds deposited by any Borrower with an international banking facility of any Lender will be used solely in support of such non-U.S. operations, or that of such foreign affiliates, and that the proceeds of any Borrowings from any such international banking facility will be used solely to finance such non-U.S. operations, or that of such foreign affiliates. Any terms used in this
Section 10.17 that are not otherwise defined herein, shall have the meaning assigned thereto in Regulation D of the Board (as amended from time to time).

        [The remaining portion of this page is intentionally left blank.]


F:\KA0573\ROY200\KMG\CA364FNL.WPD
                              [Signature Page - 18]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                        KERR-McGEE CORPORATION, as the Company and as guarantor



By:
                                            John C. Linehan
                                            Executive Vice President



By:
                                            John M. Rauh
                                            Vice President & Treasurer


                                            KERR-McGEE CREDIT LLC,
                                            as a Subsidiary Borrower



By:
                                            John M. Rauh
                                            Vice President & Treasurer


                                            KERR-McGEE (G.B.) LIMITED,
                                            as a Subsidiary Borrower



By:
                                            John M. Rauh
                                            Director


                                            KERR-McGEE RESOURCES (U.K.) LIMITED,
                                            as a Subsidiary Borrower



By:                                         John M. Rauh
                                            Director


                                            KERR-McGEE OIL (U.K.) PLC,
                                            as a Subsidiary Borrower



By:
                                            John C. Linehan
                                            Director


                                            KERR-McGEE NORTH SEA (U.K.) LIMITED,
                                            as a Subsidiary Borrower



By:
                                            John M. Rauh
                                            Director


                                            KERR-McGEE GmbH,
                                            as a Subsidiary Borrower

                                            By:  KM Investment Corporation, its
                                                 sole stockholder



By:
                                            Kenneth W. Crouch
                                            President


                                            KERR-McGEE CHEMICAL GmbH,
                                            as a Subsidiary Borrower



By:
                                            John C. Linehan
                                            Managing Director



                                          ROYAL BANK OF CANADA, individually and
                                          as Administrative Agent


                                                     By:
                                                           Linda M. Stephens
                                                           Senior Manager



                                  KBC BANK N.V.


                                                     By
                                      Name:
                                     Title:


                                                     THE BANK OF NEW YORK


                                                     By
                                      Name:
                                     Title:



                                          WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                             NEW YORK BRANCH


                                                     By
                                      Name:
                                     Title:


                                                     By
                                      Name:
                                     Title:



                                            THE FIRST NATIONAL BANK OF CHICAGO


                                                     By
                                      Name:
                                     Title:




                                         BANCFIRST, A STATE BANKING ASSOCIATION



                                                    By
                                      Name:
                                     Title:



                                                     UMB OKLAHOMA BANK


                                                     By
                                      Name:
                                     Title:



                                                     BANQUE NATIONALE de PARIS


                                                     By
                                      Name:
                                     Title:




                                                     ABN AMRO BANK N.V.



By:
                                      Name:
                                     Title:


                                                     NATIONSBANK, N.A.



By:
                                      Name:
                                     Title:



                                                CHASE BANK OF TEXAS, NATIONAL
                                                ASSOCIATION



By:
                                      Name:
                                     Title:




                                 CITIBANK, N.A.



By:
                                      Name:
                                     Title:


                                                     MELLON BANK, N.A.



By:
                                      Name:
                                     Title:




                                                WACHOVIA BANK OF GEORGIA, N.A.



By:
                                      Name:
                                     Title:




                                                     BANK OF OKLAHOMA, N.A.



By:
                                      Name:
                                     Title:



                                                     BAYERISHE LANDESBANK



By:
                                      Name:
                                     Title:






                           [Schedule A - Page 1 of 1]

                                   SCHEDULE A

                                   COMMITMENTS


                     LENDER                 COMMITMENT          TITLE
----------------------------------------------------------------------------

Royal Bank of Canada                      $36,666,666.66   Administrative Agent
----------------------------------------------------------------------------
----------------------------------------------------------------------------

NationsBank, N.A.                         $25,000,000.00   Syndication Agent
----------------------------------------------------------------------------
----------------------------------------------------------------------------

ABN AMRO Bank N.V.                        $25,000,000.00   Documentation Agent
----------------------------------------------------------------------------
----------------------------------------------------------------------------

The Bank of New York                      $21,666,666.67      Co-Agent
----------------------------------------------------------------------------
----------------------------------------------------------------------------

Chase Bank of Texas, National             $21,666,666.67      Co-Agent
Association
----------------------------------------------------------------------------
----------------------------------------------------------------------------

Citibank, N.A.                            $21,666,666.67      Co-Agent
----------------------------------------------------------------------------
----------------------------------------------------------------------------

The First National Bank of Chicago        $21,666,666.67      Co-Agent
----------------------------------------------------------------------------
----------------------------------------------------------------------------

Westdeutsche Landesbank Girozentrale,     $21,666,666.67      Co-Agent
New York Branch
----------------------------------------------------------------------------
----------------------------------------------------------------------------

Mellon Bank, N.A.                         $15,000,000.00       Manager
----------------------------------------------------------------------------
----------------------------------------------------------------------------

Bank of Oklahoma, N.A.                    $8,333,333.33      Participant
----------------------------------------------------------------------------
----------------------------------------------------------------------------

Banque Nationale de Paris                 $8,333,333.33      Participant
----------------------------------------------------------------------------
----------------------------------------------------------------------------

KBC Bank N.V.                             $8,333,333.33      Participant
----------------------------------------------------------------------------
----------------------------------------------------------------------------

Wachovia Bank of Georgia, N.A.            $8,333,333.33      Participant
----------------------------------------------------------------------------
----------------------------------------------------------------------------

UMB Oklahoma Bank                         $5,000,000.00      Participant
----------------------------------------------------------------------------
----------------------------------------------------------------------------

BancFirst, a State Banking Association    $1,666,666.67      Participant
----------------------------------------------------------------------------




                           [Schedule B - Page 2 of 2]

                                   SCHEDULE B

                                PRICING SCHEDULE


         The Applicable Rate, for any day, with respect to any EURIBOR Loan or LIBOR Loan, or with respect to the facility fees or utilization fees payable hereunder, as the case may be, is the rate per annum set forth below based upon the Ratings by Duff & Phelps, Moody's and S&P, respectively, applicable on such date to the Rating Debt:

-------------------------------------- --------------------------- ------------

         Rating          Facility Fee  EURIBOR/LIBOR Loan Margin   Utilization
                                                                      Fee
                                                                   greater than
                                                                   or equal to
                                                                    33% usage
-------------------------------------- --------------------------- ------------


       Level One             0.07%               0.23%               0.05%
      greater than
    or equal to A/A2
-------------------------------------- --------------------------- ------------


       Level Two             0.08%               0.27%               0.10%
     greater than
    or equal to A-/A3
-------------------------------------- --------------------------- ------------


      Level Three           0.09%              0.385%                0.10%
      greater than
 or equal to BBB+/Baa1
-------------------------------------- --------------------------- ------------


       Level Four            0.10%               0.50%               0.10%
       $BBB/Baa2
-------------------------------------- --------------------------- ------------
-------------------------------------- --------------------------- ------------

       Level Five            0.15%              0.575 %              0.15%
       $BBB-/Baa3
-------------------------------------- --------------------------- ------------
-------------------------------------- --------------------------- ------------

       Level Six             0.25%               0.75%               0.25%
     greater than
       BBB-/Baa3
-------------------------------------- --------------------------- ------------


         For purposes of the foregoing, (a) if the Ratings established or deemed to have been established by Moody's, Duff & Phelps, and S&P for the Rating Debt shall fall within different Levels, the Applicable Rate shall be based on the two highest Ratings; provided, that if such two highest Ratings also fall within different Levels, (i) where the split represents one subgrade the Applicable Rate will be determined based on the lower of such two Levels; and (ii) where the split represents two or more subgrades, the Applicable Rate will be determined by reference to the Level at the midpoint of such highest ratings; provided, that if such midpoint falls between Levels, the Applicable Rate will be determined by reference to the Level immediately below such midpoint; (b) if the Ratings established or deemed to have been established by Moody's, Duff & Phelps, and S&P for the Rating Debt shall be changed (other than as a result of a change in the rating system of Moody's, Duff & Phelps, or S&P), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency; (c) if Moody's, Duff & Phelps, or S&P shall not have in effect a Rating for the Rating Debt (other than by reason of the circumstances referred to in the last sentence of this paragraph), then such Rating Agency shall be deemed to have established a Rating in Level 6. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's, Duff & Phelps, or S&P shall change, or if any such Rating Agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of Ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the Rating most recently in effect prior to such change or cessation. Notwithstanding the foregoing, if on the Effective Date, at least two of the Rating Agencies have not announced a Rating expressly to be effective after the Oryx Merger, Level Three pricing shall apply from the Effective Date until at least two of the Rating Agencies shall have announced such Ratings.


                           [Schedule C - Page 3 of 3]

                                   SCHEDULE C

                                 NOTICE SCHEDULE



KBC BANK N.V.
         Lynda Resuma, Loan Administration
         KBC Bank N.V.
         New York Branch
         125 West 55th Street
         New York, NY   10019
         Telephone:        (212) 541-0657
         Telecopier:       (212) 956-5581

THE BANK OF NEW YORK
         Terry Foran, Energy Industries Division
         The Bank of New York
         One Wall Street, 19th Floor
         New York, New York   10286
         Telephone:        (212) 635-7921
         Telecopier:       (212) 635-7923

WESTDEUTSCHE LANDESBANK GIROZENTRALE,  NEW YORK BRANCH Philip Green Westdeutsche
         Landesbank Girozentrale, New York Branch 1211 Avenue of the americas
         New York, New York   10036
         Telephone:        (212) 852-6152
         Telecopier:       (212) 302-7946

THE FIRST NATIONAL BANK OF CHICAGO
         Bill Laird
         The First National Bank of Chicago
         One First National Plaza
         0634, 1FNP, 10
         Chicago, Illinois   60670
         Telephone:        (312) 732-5635
         Telecopier:       (312) 732-4840

BANCFIRST, A STATE BANKING ASSOCIATION
         Cathie Wythe
         BancFirst
         101 North Broadway
         P.O. Box 26788
         Oklahoma City, Oklahoma   73126-0788
         Telephone:        (405) 270-4711
         Telecopier:       (405) 270-4790

UMB OKLAHOMA BANK
         Richard J. Lehrter
         UMB Oklahoma Bank
         204 N. Robinson
         Oklahoma City, Oklahoma   73102
         Telephone:        (405) 239-5925
         Telecopier:       (405) 236-1971

BANQUE NATIONALE de PARIS, HOUSTON AGENCY
         Donna Rose
         Banque Nationale de Paris, Houston Agency
         333 Clay Street, Suite 3400
         Houston, Texas   77002
         Telephone:        (713) 951-1240
         Telecopier:       (713) 659-1414

ROYAL BANK OF CANADA, INDIVIDUALLY AND AS ADMINISTRATIVE AGENT Elizabeth Gonzales Royal Bank of Canada One Liberty Plaza
         New York, New York   10006-1404
         Telephone:        (212) 428-6439
         Telecopier:       (212) 428-2310

ABN AMRO BANK N.V.
         ABN AMRO Bank N.V.
         Attention:        Loan Administration
         208 South LaSalle, Suite 1500
         Chicago, Illinois   60604-1003
         Telephone:        (312) 992-5152
         Telecopier:       (312) 992-5157

NATIONSBANK, N.A.
         Betty Canales
         901 Main Street, 14th Floor
         Dallas, Texas   75283-0104
         Telephone:        (214) 508-1225
         Telecopier:       (214) 508-1215

CHASE BANK OF TEXAS, NATIONAL ASSOCIATION
         Richard Sink
         Chase Bank of Texas, National Association
         2200 Ross Avenue, 3rd Floor
         Dallas, Texas  75201
         Telephone:        (214) 965-2379
         Telecopier:       (214) 965-2389

CITIBANK, N.A.
         James E. Reilly
         Citibank, N.A.
         2100 Citicorp Center
         1200 Smith Street, Suite 2000
         Houston, Texas   77002
         Telephone:        (713) 654-2820
         Telecopier:       (713) 654-2849

MELLON BANK, N.A.
         Cathy Capp
         Three Mellon Bank Center
         Suite 1203
         Pittsburgh, Pennsylvania   15259-0003
         Telephone:        (412) 234-1870
         Telecopier:       (412) 209-6111

WACHOVIA BANK OF GEORGIA, N.A.
         John Cunningham
         Wachovia Bank of Georgia, N.A.
         191 Peachtree Street, N.E.
         Atlanta, Georgia   30303
         Telephone:        (404) 332-1114
         Telecopier:       (404) 332-4320

BANK OF OKLAHOMA, N.A.
         Laura Christofferson
         Bank of Oklahoma, N.A.
         201 Robert S. Kerr
         P.O. Box 24128
         Oklahoma City, Oklahoma   73124
         Telephone:        (405) 272-2327
         Telecopier:       (405) 272-2588


                          [Schedule 3.14 - Page 1 of 1]

                                  SCHEDULE 3.14

                              MATERIAL SUBSIDIARIES


Kerr-McGee Oil and Gas Corporation

Kerr-McGee Chemical LLC

KM Investment Corporation

Sun Energy Partners, L.P.




                            [Exhibit A - Page 3 of 3]

                                    EXHIBIT A

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


         Reference  is  made  to  the  $250,000,000   364-Day  Revolving  Credit
Agreement dated as of ________, 1999 (as amended and in effect on the date hereof, the "Credit Agreement"), among Kerr-McGee Corporation, a Delaware corporation, the Subsidiary Borrowers parties thereto, the Lenders named therein, and Royal Bank of Canada, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

         The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

         This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.14(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an administrative questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The Assignee/Assignor shall pay the fee payable to the Administrative Agent pursuant to Section 10.04(b) of the Credit Agreement.

         This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):



                                               Percentage Assigned of
                                               Facility/Commitment (set forth,
                                               to at least eight decimals, as a
                     Principal Amount Assigned percentage of the Facility and
                                               the aggregate Commitments of all
                                               Lenders thereunder)


Facility
-------------------- ------------------------- ================================
-------------------- ------------------------- ================================

Commitment Assigned: $                                                      %
-------------------- ------------------------- ================================
-------------------- ------------------------- ================================

Loans:
-------------------- ------------------------- ================================

The terms set forth above and on the reverse side hereof are hereby agreed to:

                                             [Name of Assignor]   , as Assignor


                                              By:
                                                            Name:
                                                            Title:


                                             [Name of Assignee]   , as Assignee


                                                     By:
                                                              Name:
                                                              Title:


The undersigned hereby consent to the within assignment:



[Kerr-McGee Corporation]                             Royal Bank of Canada,
                                                     as Administrative Agent


By:                        By:
         Name:                                                         Name:
         Title:                                                        Title:




                           [Exhibit B-1 - Page 2 of 2]

                                   EXHIBIT B-1

                                     FORM OF
                        OPINION OF RUSSELL G. HORNER, JR.



                                                             February 26, 1999



To the Lenders and the Administrative
  Agent Referred to Below
c/o Royal Bank of Canada, as
  Administrative Agent

Dear Sirs:

                  I have acted as counsel for Kerr-McGee Corporation, a Delaware corporation (the "Company") and each Subsidiary Borrower (as defined in the following described Credit Agreement), in connection with the $250,000,000 364-Day Revolving Credit Agreement dated as of February 26, 1999 (the "Credit Agreement"), among the Company, the Subsidiary Borrowers, the banks and other financial institutions identified therein as Lenders, and Royal Bank of Canada, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

                  I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

                  Upon the basis of the foregoing, I am of the opinion that:

                  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each Domestic Subsidiary Borrower organized under the laws of the United States of America, any State thereof, or the District of Columbia, is a corporation duly incorporated, validly existing and in good standing (or, if such Domestic
Subsidiary Borrower is a limited liability company, is a limited liability company duly formed, validly existing and in good standing) under the laws of its jurisdiction of incorporation, organization or formation. Each Foreign Subsidiary Borrower organized under the laws of a jurisdiction other than United States of America, any State thereof, or the District of Columbia, is a company duly established and validly existing under the laws of its jurisdiction of formation.

                  2. The Company and each Subsidiary Borrower (a) has all requisite corporate or limited liability company power and authority to carry on its business as now conducted, and (b) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  3. The Transactions are within the Company's and each Subsidiary Borrower's corporate or limited liability company powers and have been duly authorized by all necessary corporate or limited liability company, and, if required, stockholder action. The Credit Agreement has been duly executed and delivered by each Borrower.

                  4. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of each Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon each Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by a Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

                  5. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to my knowledge, threatened against or affecting the Company or any of its Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (b) that involve the Credit Agreement or the Transactions.

                  6. Neither the Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  I am a member of the bar of the State of Oklahoma and the foregoing opinion is limited to the laws of the State of Oklahoma, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders and Persons that acquire participations in your Loans) without our prior written consent.


                                                     Very truly yours,



                                                     Russell G. Horner, Jr.
                                                     Senior Vice President &
                                                     General Counsel


                           [Exhibit B-2 - Page 4 of 4]

                                   EXHIBIT B-2

                                     FORM OF
                      OPINION OF SIMPSON THACHER & BARTLETT


                                                         February 26, 1999


Royal Bank of Canada, as Administrative Agent under the Credit Agreement, as hereinafter defined (the "Agent")

         and

The Lenders listed on Schedule I hereto which are parties to the Credit Agreement on the date hereof

Ladies and Gentlemen:

         We have acted as counsel to Kerr-McGee Corporation (the "Company") and the subsidiaries of the Company named on Schedule II attached hereto (each, a "Subsidiary Borrower" and, collectively, the "Subsidiary Borrowers"; the Company and the Subsidiary Borrowers being referred to herein collectively as the "Credit Parties") in connection with the preparation, execution and delivery of the $250,000,000 364-Day Revolving Credit Agreement dated as of February 26, 1999 (the "Credit Agreement") among the Company, the Subsidiary Borrowers, the lending institutions identified in the Credit Agreement (the "Lenders") and the Agent. Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement. This opinion is furnished to you pursuant to Section 4.01(c) of the Credit Agreement.

         In connection with this opinion, we have examined the Credit Agreement, signed by each Credit Party thereto and by the Agent and certain of the Lenders. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Credit Parties. In addition, we have examined, and have relied as to matters of fact upon, the representations made in the Credit Agreement.
         In  rendering  the  opinions  set  forth  below,  we have  assumed  the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.
         Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:
         1. Assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreement, the execution and delivery by any Credit Party of the Credit Agreement, its borrowings in accordance with the terms of the Credit Agreement and performance of its payment obligations thereunder will not result in any violation of any New York statute or any rule or regulation issued pursuant to any New York statute.

         2. No consent, approval, authorization, order, filing, registration or qualification of or with any New York governmental agency is required for the execution and delivery by any Credit Party of the Credit Agreement or the borrowings by any Credit Party in accordance with the terms of the Credit Agreement.

         3. Assuming that the Credit Agreement is a valid and legally binding obligation of each of the Lenders party thereto and assuming that (a) each of the Credit Parties is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has duly authorized, executed and delivered the Credit Agreement in accordance with its Certificate of Incorporation and By-Laws, (b) execution, delivery and performance by each Credit Party of the Credit Agreement do not violate the laws of the jurisdiction in which it is organized or any other applicable laws (excepting the laws of the State of New York), (c) execution, delivery and performance by each Credit Party of the Credit Agreement do not constitute a breach or violation of any agreement or instrument which is binding upon such Credit Party and (d) no Credit Party is an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, the Credit Agreement constitutes the valid and legally binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms.

         Our opinions in paragraph 3 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights.
         We note that (A) a New York statute provides that with respect to a foreign currency obligation a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (B) with respect to a foreign currency obligation a United States Federal court in New York may award judgment in United States dollars, provided that we express no opinion as to the rate of exchange such court would apply.
         We express no opinion with respect to:
         (A) the effect of any provision of the Credit Agreement which is intended to permit modification thereof only by means of an agreement signed in writing by the parties thereto;
         (B) the effect of any provision of the Credit Agreement insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;
         (C) the effect of any provision of the Credit Agreement imposing penalties or forfeitures; (D) the enforceability of any provision of the Credit Agreement to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations; (E) the effect of any provision of the Credit Agreement relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.; and
         (F) the effect of any provision of the Credit Agreement whereby the Credit Parties submit to the jurisdiction of the United States District Court for the Southern District of New York or the Supreme Court of the State of New York.

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York.
         This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by any other person, firm or corporation without our prior written consent.

                                                     Very truly yours,




                                                     SIMPSON THACHER & BARTLETT

                    [Exhibit B-2 - Schedule I - Page 1 of 1]

                                                                  SCHEDULE I


                                   THE LENDERS


Royal Bank of Canada

NationsBank, N.A.

ABN AMRO Bank, N.V.

The Bank of New York

Chase Bank of Texas, National Association

Citibank, N.A.

The First National Bank of Chicago

Westdeutsche Landesbank Girozentrale,
New York Branch

Mellon Bank, N.A.

Bank of Oklahoma, N.A.

Banque Nationale de Paris

KBC Bank N.V.

Wachovia Bank of Georgia, N.A.

UMB Oklahoma Bank

BancFirst, a State Banking Association



                    [Exhibit B-2 - Schedule II - Page 1 of 1]

                                                                  SCHEDULE II


                              SUBSIDIARY BORROWERS


Kerr-McGee Chemical GmbH

Kerr-McGee Credit LLC

Kerr-McGee (G.B.) Limited

Kerr-McGee GmbH

Kerr-McGee North Sea (U.K.) Limited

Kerr-McGee Oil (U.K.) PLC

Kerr-McGee Resources (U.K.) Limited



                            [Exhibit C - Page 2 of 2]

                                    EXHIBIT C

                                     FORM OF
                                JOINDER AGREEMENT


                  Reference is made to the $250,000,000 364-Day Revolving Credit Agreement, dated as of February 26, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined), among Kerr-McGee Corporation, a Delaware corporation, the Subsidiary Borrowers parties thereto, the Lenders named therein, and Royal Bank of Canada, as Administrative Agent.

                  The undersigned hereby acknowledges that it has received and reviewed a copy (in execution form) of the Credit Agreement, and agrees to:

                  (i) join the Credit Agreement as a Subsidiary Borrower party thereto;

                  (ii) be bound by all covenants, agreements and acknowledgments attributable to a Borrower in the Credit Agreement and any Note to which it is a party; and

                  (iii) perform all obligations required of it by the Credit Agreement and any Note to which it is a party.

                  The undersigned hereby represents and warrants that the representations and warranties with respect to it contained in, or made or deemed made by it in, Article III of the Credit Agreement are true and correct on the date hereof.

                  The undersigned hereby certifies that attached hereto are (i) the true and correct organizational documents of the undersigned, as amended,
(ii) certificates of continued existence and good standing or their equivalent with respect to the undersigned, (iii) true and correct copies of any corporate resolution, or such other appropriate evidence of authority, providing for the undersigned to execute and deliver this Joinder Agreement and to become a party to the Credit Agreement and (iv) an officers' incumbency certificate for the undersigned.

                  THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered in New York City, New York by its proper and duly authorized officer as of this day of
            , [1999] [20__].

                                                     [SUBSIDIARY BORROWER]

                                                     By:
                                                     Title:




ACKNOWLEDGED AND AGREED TO:

KERR-McGEE CORPORATION



By:
Name:
Title:



                            [Exhibit D - Page 4 of 4]





                                    EXHIBIT D

                                     FORM OF
                        CASH COLLATERAL ACCOUNT AGREEMENT


                                [Between][Among]


                            [KERR-McGEE CORPORATION,


                             [SUBSIDIARY BORROWER]],


                                       and


                              ROYAL BANK OF CANADA,
                             as Administrative Agent



                                      Dated as of  [                  ]







         THIS CASH COLLATERAL ACCOUNT AGREEMENT (this "Agreement") is made and entered into as of the __ day of _______, ____, [between][among] [KERR-McGEE CORPORATION, a Delaware corporation (the "Company"), [______________________, a ____________________ (" "),]] and ROYAL BANK OF CANADA ("RBC"), as
administrative agent (in such capacity, the "Administrative Agent") for itself and the Lenders (as defined in the Credit Agreement referred to below).

                                    RECITALS

         A. On February 26, 1999, the Company, the Subsidiary Borrowers (as defined in the Credit Agreement), the Administrative Agent and the Lenders executed that certain Revolving Credit Agreement (as amended from time to time, the "Credit Agreement") whereby, upon the terms and conditions stated therein, the Lenders agreed to make Loans (as defined in the Credit Agreement) (a) to the Company and the Domestic Subsidiary Borrowers (as defined in the Credit Agreement) or any one or more of them, up to the Domestic Available Amount (as defined in the Credit Agreement) and (b) to the Foreign Subsidiary Borrowers (as defined in the Credit Agreement) or any one or more of them up to the Foreign Available Amount (as defined in the Credit Agreement).

         B. Section 2.08(c) of the Credit Agreement provides that in the event that (i) the aggregate principal amount of all Loans made to the Company and the Domestic Subsidiary Borrowers exceeds the Domestic Available Amount or (ii) the aggregate amount of all Loans made to the Company and the Foreign Subsidiary Borrowers exceeds the Foreign Available Amount, the Company may, and may cause one of more of the Subsidiary Borrowers to, in lieu of prepaying such excess described in clause (i) or (ii) above, provide cash collateral equal to the amount of such excess plus any accrued and unpaid interest thereon, to the Administrative Agent for the benefit of the Lenders pursuant to the terms and conditions of this Agreement.

         C. Therefore, in accordance with the terms of Section 2.08(c) of the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [the Company and [Subsidiary Borrower]] hereby [agrees][agree] and with the Administrative Agent as follows:

                                    AGREEMENT

         Section  (1)  Pursuant  to Section  2.08(c)  of the  Credit  Agreement,
simultaneously with the execution of this Agreement, [the Company and [Subsidiary Borrower]] will make [a deposit][deposits] in an amount equal to the excess as determined in accordance with Section 2.08(c)[(ii)][(iii)] of the Credit Agreement plus all accrued and unpaid interest thereon (the "Cash Collateral") in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders styled "Kerr-McGee Cash Collateral Account," which is an interest bearing collateral account and is subject to the exclusive dominion and control, including the exclusive right of withdrawal, of the Administrative Agent (the "Cash Collateral Account").

         Section   (2)  [The   Company   and   [Subsidiary   Borrower]]   hereby
[pledge][pledges] and [grant][grants] to the Administrative Agent for the account of the Lenders a security interest in the Cash Collateral and the Cash Collateral Account to secure the payment and performance of the obligations of the Company and the Subsidiary Borrowers under the Credit Agreement.


         Section (3)

                  (a) The Cash Collateral may be invested by the Administrative Agent at the option and sole discretion of the Administrative Agent and at the risk and expense of [the Company and [Subsidiary Borrower]]. Interest or profits, in any, on such investments shall accumulate in the Cash Collateral Account. Other than interest earned on such investments, the Cash Collateral shall not bear interest. Moneys in the Cash Collateral Account shall be applied by the Administrative Agent to satisfy the obligations of the Company and the Subsidiary Borrowers under the Credit Agreement.

                  (b) Moneys in the Cash Collateral Account shall be returned to [the Company and [Subsidiary Borrower]] within three Business Days after the earlier to occur of (i) the first Business Day of a month that the Administrative Agent determines that the Cash Collateral is no longer required pursuant to Section 2.08(c)[(ii)][(iii)] of the Credit Agreement and (ii) a prepayment of the Loans in an amount equal to the Cash Collateral. In such event, the Administrative Agent will execute and deliver to [the Company and [Subsidiary Borrower]] an appropriate release of the pledge, liens, security interests and obligations created hereby and will release to [the Company and [Subsidiary Borrower]] all funds then remaining in the Cash Collateral Account.

         Section (4) [The Company and [subsidiary borrower]] [agrees][agree] to reimburse and indemnify the Administrative Agent for and hold it harmless against any loss, liability, claim, demand, cause of action, damages or controversy at any time arising out of or in connection with performance by the Administrative Agent of any of its duties and obligations under this Agreement, as well as all costs and expenses, including but not limited to reasonable attorneys' fees, incurred in the administration or preparation of this Agreement or in defending against any claim or liability arising out of or relating to this Agreement other than arising out of or relating to the wilful misconduct or gross negligence of the Administrative Agent.

         Section (5) [The Company and [Subsidiary Borrower]] will promptly at [its][their] sole expense, upon reasonable request, execute and deliver all such other documents in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel and take such other action as may be reasonable and necessary to fully effectuate the terms and intent of this Agreement.

         Section 7. In the event that one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect (i) [the Company and [Subsidiary Borrower]] [agrees][agree] that such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and (ii) [the Company,] [ Subsidiary Borrower] and Administrative Agent (acting on behalf of and at the direction of the Lenders) will negotiate in good faith to amend such provision so as to be legal, valid and enforceable.

         Section 8. This Agreement may be executed in counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.



         WITNESS THE EXECUTION HEREOF, as of the date first above written.

                                                      [KERR-MCGEE CORPORATION



                                                   By:
                                                   Name:
                                                   Title:                    ]



                                                   [[SUBSIDIARY BORROWER]



                                                 By:
                                                 Name:
                                                 Title:                    ]



                                ROYAL BANK OF CANADA, as Administrative Agent



                                                 By:
                                                 Name:
                                                 Title:





                            [Exhibit E - Page 1 of 1]

                                    EXHIBIT E

                                     FORM OF
                              AUDITOR'S CERTIFICATE



To Kerr-McGee Corporation:

         We have examined the consolidated balance sheet of Kerr-McGee Corporation (a Delaware corporation) and subsidiary companies as of December 31, ____ and ____, and the related consolidated statements of income, retained earnings and cash flows for each of the three years in the period ended December 31, ____ and have issued our report thereon dated February __, ____. Our examination was made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as we considered necessary in the circumstances.

         We have read the Credit Agreement dated as of February 26, 1999 among Kerr-McGee Corporation (the "Company"), the lenders parties thereto and Royal Bank of Canada, as Administrative Agent (as amended, modified, supplemented and restated from time to time, the "Credit Agreement"), particularly Articles V, VI and VII. These articles contain certain covenants of the Company and the Subsidiary Borrowers relative to certain financial conditions and describe Events of Default relative to such covenants. We have also read the accompanying officer's certificate prepared by your chief accounting officer described in
Section 5.01(c) of the Credit Agreement.

         In connection with our examination, nothing came to our attention that caused us to believe that you were in default with any of the provisions of
Article VII of the Credit Agreement insofar as they pertain to accounting matters. It should be noted that our examination was not directed primarily toward obtaining knowledge of noncompliance.

                                                       Very truly yours,